PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 9, 2014)

$1,000,000,000

Volkswagen Auto Loan Enhanced Trust 2014-2

Issuing Entity

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor, Originator and Servicer

You should carefully read the “risk factors” beginning on page S-12 of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$199,000,000	0.20000%	October 20, 2015
Class A-2 Notes	$325,000,000	0.53%	July 20, 2017
Class A-3 Notes	$369,000,000	0.95%	April 22, 2019
Class A-4 Notes	$107,000,000	1.39%	May 20, 2021
Total	$1,000,000,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	100.00000%	0.100%	99.90000%
Per Class A-2 Note	99.99223%	0.160%	99.83223%
Per Class A-3 Note	99.99510%	0.210%	99.78510%
Per Class A-4 Note	99.98300%	0.244%	99.73900%
Total	$999,938,476.50	$1,754,980.00	$998,183,496.50

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, minivans and sport utility vehicles and funds on deposit in the reserve account.

•	The issuing entity will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on November 20, 2014.

•

Credit enhancement for the notes offered hereby will consist of a reserve account with an initial deposit of $1,030,941.16, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount.

•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Citigroup			Wells Fargo Securities

BofA Merrill Lynch
Barclays
Deutsche Bank Securities
J.P. Morgan
Mizuho Securities

The date of this prospectus supplement is October 15, 2014

i

(continued)

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained in, or expressly incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page I-1 of this prospectus supplement and page I-1 of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

In this prospectus supplement, the terms “we”, “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the receivables will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Securityholders”.

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its

Internet website, which is presently located at https://tss.sfs.db.com/investpublic/. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 735-7777. The indenture trustee is obligated to notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Loan Enhanced Trust 2014-2” and file number 333-185282-07.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY (“AUTHORIZED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (“ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A) TO (D) (AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NONE OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE, EACH A “RELEVANT MEMBER STATE”, WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE, AS IMPLEMENTED IN THE RELEVANT MEMBER STATE, FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE, IN EACH CASE, IN RELATION TO SUCH OFFER. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES. IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Structural Diagram

Flow of Funds1

(Prior to an Acceleration after an Event of Default)

[1]	For more information regarding priority of payments, see “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments”.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity/Trust

Volkswagen Auto Loan Enhanced Trust 2014-2, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, minivans and sport utility vehicles.

Depositor

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, Inc., is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

You may contact the depositor by mail at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171, or by calling (703) 364-7000.

Servicer/Sponsor

VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the receivables held by the issuing entity and is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth; (2) 1.00% and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

VW Credit originated the receivables, which VW Credit will sell to the depositor. We refer to VW Credit as the “originator”. VW Credit will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the “indenture trustee”.

Citibank, N.A., a national banking association, will be the “owner trustee”.

Citicorp Trust Delaware, National Association, a federally chartered trust company, will be the “issuer Delaware trustee”.

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$199,000,000	0.20000%	October 20, 2015
Class A-2 Notes	$325,000,000	0.53%	July 20, 2017
Class A-3 Notes	$369,000,000	0.95%	April 22, 2019
Class A-4 Notes	$107,000,000	1.39%	May 20, 2021

The issuing entity will also issue a subordinated and non-interest bearing “certificate”, which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about October 22, 2014, which we refer to as the “closing date”.

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the 20th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is November 20, 2014. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•	Interest on the Class A-1 notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•	Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 20th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 20th day of the month in which such payment date occurs.

•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding principal balance of the Class A-1 notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding November 20, 2014 (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority.

Principal Payments

•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments”.

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•	On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default”, the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

•	All outstanding principal of a class of notes will be due on the related final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees and the servicer, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal balance of each remaining class of notes. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transfer Agreements and the Administration Agreement—Rights Upon Event of Default” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments”.

Optional Redemption of the Notes

If VW Credit is the servicer, then the servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the outstanding net pool balance of the receivables as of the last day of the related collection period is less than or equal to 10% of the net pool balance as of the cut-off date. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer purchases the receivables and other issuing entity property (other than the reserve account), the purchase price will equal the greater of (i) the unpaid principal amount on the notes plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions due on that payment date) and (ii) the fair market value of the receivables and other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through fourth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five business days;

•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date or the redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, minivans and sport utility vehicles. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s underwriting criteria.

The receivables identified on the schedule of receivables delivered by VW Credit on the closing date will be transferred to the depositor by VW Credit and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables after September 27, 2014, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or loans evidencing the receivables;

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the receivables pool as of the cut-off date.

As of the close of business on the cut-off date, the receivables in the pool described in this prospectus supplement had:

•	an aggregate receivables balance of $1,074,364,168.57;

•	a weighted average APR of 2.38%;

•	a weighted average original maturity of 65.01 months; and

•	a weighted average remaining maturity of 56.55 months.

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement.

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. Approximately 41.14% of the net pool balance as of the cut-off date was automatically approved, while approximately 58.86% of the net pool balance as of the cut-off date was evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes”, receivables may be purchased from the issuing entity by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer”.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) in the following amounts and order of priority:

•	first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

•	second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	third, to the noteholders, interest on the notes; provided, that if there are not sufficient funds available to pay the entire amount of interest on the notes, the amount will be applied to the payment of such interest on a pro rata basis based on the amount of interest owing;

•	fourth, to the principal distribution account for distribution to the noteholders pursuant to “Interest and Principal—Principal Payments” above, the principal distribution amount;

•	fifth, to the reserve account, any additional amount required to increase the amount on deposit in the reserve account up to the specified reserve account balance;

•	sixth, to the owner trustee, the issuer Delaware trustee and the indenture trustee, fees and expenses (including indemnification amounts) due and owing under the trust agreement and the indenture, as applicable, which have not been previously paid; and

•	seventh, to or at the direction of the certificateholder, any funds remaining.

The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal”.

For a description of the priority of payments following an event of default and acceleration of the notes, see “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments May Change Upon an Event of Default”.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final maturity date generally will bear a greater risk of loss than notes having an earlier final scheduled maturity. See also “Risk Factors—Your share of possible losses may not be proportional” and “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments”.

Reserve Account

On the closing date, the depositor will deposit from the proceeds of the sale of the notes $1,030,941.16 (0.10% of the adjusted pool balance as of the closing date) in cash into the reserve account. (We use the term “adjusted pool balance” to mean, (i) as of the closing date, the net pool balance as of the cut-off date minus the yield supplement overcollateralization amount (as described below) for the closing date and (ii) for any payment date, the net pool balance at the end of the related collection period, minus the yield supplement overcollateralization amount (as described below) for that payment date). Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. The “specified reserve account balance” is, on any payment date, the lesser of (a) $5,154,705.79 (0.50% of the adjusted pool balance as of the closing date) and (b) the aggregate outstanding principal balance of the notes after giving effect to all payments of principal on that payment date.

On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through fourth under “Priority of Payments” above.

On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date as available funds. See “Description of the Transfer Agreements and the Administration Agreement—The Accounts—Reserve Account” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the adjusted pool balance exceeds the aggregate outstanding principal balance of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be $30,941,157.10, or approximately 3.00% of the adjusted pool balance as of the closing date.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for any payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 3.972%.

As of the closing date, the yield supplement overcollateralization amount will equal $43,423,011.47, which is approximately 4.21% of the adjusted pool balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “Description of the Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.

TAX STATUS

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7, which was recently amended, includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

CERTAIN INVESTMENT CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

RATINGS

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays or losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in the prospectus. As of the cut-off date, based on the billing addresses of the obligors, 16.45%, 8.90%, 7.69%, 5.76% and 5.33% of the net pool balance of the receivables were located in California, Texas, Florida, New York and New Jersey, respectively. No other state accounts for more than 5.00% of the net pool balance of the receivables as of the cut-off date. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales, which may delay and reduce the amount of recoveries and increase net credit losses. All of these factors could result in losses on your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.	Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to VW Credit’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to VW Credit’s managed portfolio.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low contract rates.	The receivables pool includes receivables that have contract rates that are lower than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•   you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•   payments on your notes may be delayed until more senior classes of notes are repaid; and

•   your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

The absence of a secondary market could limit your ability to resell your notes.	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your note or the price you receive for your note may be less than you would receive for a comparable liquid security. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. The market values of the notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in the prospectus.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses.	There can be no assurance at any time that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures shown in the tables appearing under “The Receivables Pool” in this prospectus supplement might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself took effect on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. A number of these implementing regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•   created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary also determined to be a “covered financial company” because it is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• created a new framework for the regulation of over-the-counter derivatives activities;

• expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•   created the Consumer Financial Protection Bureau (the “CFPB”), a new agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. A number of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the administrator, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to VW Credit or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as described in “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power Under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the

Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase any notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the Hired Agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”); and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will use the net proceeds of the offering of the notes for general purposes. The depositor and its affiliates will not use any of the offering proceeds to pay any “warehouse” debt secured by the receivables prior to their transfer to the issuing entity. Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of offering proceeds.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Volkswagen Auto Loan Enhanced Trust 2014-2 is a statutory trust formed on September 22, 2014 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. An affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the issuing entity as of the cut-off date, as if the issuance of the notes had taken place on that date:

Class A-1 Notes	$199,000,000.00
Class A-2 Notes	$325,000,000.00
Class A-3 Notes	$369,000,000.00
Class A-4 Notes	$107,000,000.00
Overcollateralization	$30,941,157.10
Yield Supplement Overcollateralization	$43,423,011.47
Initial Reserve Account Balance	$1,030,941.16

Total	$1,075,395,109.73

The issuing entity will also issue a certificate, which is not offered by this prospectus supplement, and initially will be held by an affiliate of the depositor. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transfer Agreements and Administration Agreement—Priority of Payments”.

The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices are in New York, New York, in care of Citibank, N.A., as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the prospectus and “The Trustees” in this prospectus supplement.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts or installment loans with respect to new or used automobiles, minivans or sport utility vehicles originated by VW Credit. We refer to VW Credit as the “originator”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the receivable files;

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the originator under agreements with dealers relating to receivables;

•	the rights of the issuing entity to funds on deposit in the reserve account, the collection account and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

The “owner trustee” is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as owner trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2014, Citibank’s Agency and Trust group manages in excess of $5.2 trillion in fixed income and equity investments on behalf of over 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2014, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 239 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

Citibank, N.A. (“Citibank”) is acting as owner trustee of this Volkswagen Auto Loan Enhanced Trust 2014-2 transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings. In connection with its role as trustee of certain residential mortgage backed securities (“RMBS”) transactions, Citibank has been named as a defendant in civil litigation. A group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee filed a civil action on June 18, 2014 against Citibank in the Supreme Court of the State of New York asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the RMBS trusts. Neither the above-disclosed litigation nor any other pending legal proceedings involving Citibank will materially affect Citibank’s ability to perform its duties as owner trustee under the trust agreement for this Volkswagen Auto Loan Enhanced Trust 2014-2 transaction. There can be no assurances as to the outcome of the litigation or the possible impact of the litigation on the trustee or the RMBS trusts. However, Citibank denies liability and intends to vigorously defend the litigation.

Other than the two paragraphs above, Citibank, N.A. has not participated in the preparation of any other information contained in the prospectus or the prospectus supplement.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. Citibank, N.A. is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. Citibank, N.A. and Citigroup Global Markets Inc., one of the underwriters, are affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the prospectus.

The Issuer Delaware Trustee

The “issuer Delaware trustee” is Citicorp Trust Delaware, National Association. Citicorp Trust Delaware, National Association is a federally chartered trust company under the supervision of The Office of the Comptroller of the Currency and is an affiliate of Citibank, N.A. Citicorp Trust Delaware, National Association’s principal place of business is located in Greenville, Delaware. Citicorp Trust Delaware, National Association acts as Delaware trustee for numerous Delaware statutory trusts. Citicorp Trust Delaware, National Association’s address is 20 Montchanin Road, Suite 180, Greenville, Delaware 19807.

Other than the paragraph above, Citicorp Trust Delaware, National Association has not participated in the preparation of any other information contained in the prospectus or the prospectus supplement.

The issuer Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the issuer Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the issuer Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the issuing entity, the depositor or any beneficial owner.

Citicorp Trust Delaware, National Association is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relations with the issuer Delaware trustee and its affiliates. Citicorp Trust Delaware, National Association and Citigroup Global Markets Inc., one of the underwriters, are affiliates. The servicer will be responsible for paying the issuer Delaware trustee’s fees and for indemnifying the issuer Delaware trustee against specified losses, liabilities or expenses incurred by the issuer Delaware trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” and “Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

The Indenture Trustee

Deutsche Bank Trust Company Americas is the “indenture trustee” under the indenture. Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind. Correspondence may be directed to the indenture trustee at its corporate trust office located at Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company–Institutional Cash Securities Services, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, Attn: Volkswagen Auto Loan Enhanced Trust 2014-2.

Deutsche Bank Trust Company Americas has been named as a defendant in civil litigation concerning its role as trustee of certain RMBS trusts. On June 18, 2014, a group of investors filed a civil action against Deutsche Bank Trust Company Americas and Deutsche Bank National Trust Company in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Deutsche Bank Trust Company Americas’s and Deutsche Bank National Trust Company’s alleged failure to perform their duties as trustees for the RMBS trusts. An amended complaint was filed on July 16, 2014, adding five plaintiffs and 15 RMBS trusts to the action. Deutsche Bank Trust Company Americas is reviewing these newly-filed pleadings.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. Deutsche Bank Trust Company Americas is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates. Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc., one of the underwriters, are affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.

THE DEPOSITOR

The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables and beneficial interests in vehicle lease portfolios from VW Credit pursuant to purchase agreements, (ii) the depositor of receivables and beneficial interests in vehicle loan portfolios to securitization trusts pursuant to sale and servicing agreements or sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

The principal place of business of VW Credit is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.

VW Credit securitized its first portfolio of motor vehicle loans in 1988 and has recently sponsored motor vehicle loan securitizations in conjunction with public offerings of asset-backed securities in 2010, 2011, 2012, 2013 and 2014. VW Credit’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” in the accompanying prospectus. No public securitizations sponsored by VW Credit have defaulted or experienced an early amortization triggering event.

VW Credit has participated in the structuring of the transaction described in this prospectus supplement and has originated receivables to be assigned to the issuing entity. VW Credit is responsible for servicing the receivables included in the receivables pool as described below. VW Credit is also the administrator of the issuing entity.

THE ORIGINATOR

VW Credit is responsible for originating the receivables included in the transaction described in this prospectus supplement.

The originator purchases retail installment sale contracts and installment loans, secured by automobiles or other motor vehicles, through dealerships throughout the United States. Additionally, VW Credit may utilize direct marketing to offer automobile financing directly to consumers. The originator’s direct marketed products may include financing for the purchase of new and used vehicles, as well as refinancing of existing motor vehicle loans. The originator customizes product features, such as interest rate, loan amount, and loan terms, enabling it to lend to customers with a wide range of credit profiles.

THE SERVICER

VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately 910 dealers in the United States that sell Volkswagen and/or Audi vehicles. VW Credit has been directly servicing motor vehicle receivables since 1996. Prior to 1996, receivables originated by VW Credit were serviced through a third party servicer. VW Credit’s auto loan asset-backed securitization program was first used in a term securitization in 1988. After the 1988 term securitization, VW Credit began securitizing auto loans again in 2003.

So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuing entity’s and the indenture trustee’s agent. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.

VW Credit has made adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after VW Credit determines that those adjustments will result in an overall improvement in servicing and collections.

The servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the sale and servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the sale and servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, under the sale and servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer will promptly report to the issuing entity and the indenture trustee any failure on its part to hold a material portion of the receivable files and maintain its accounts, records, and computer systems as provided by the sale and servicing agreement and promptly take appropriate action to remedy any such failure. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.

Additionally, under the sale and servicing agreement the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables, provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract date or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, it will promptly purchase such receivable. The servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

See “The Transaction Documents” in the accompanying prospectus, which describes other obligations of the servicer under the sale and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The depositor and VW Credit, as servicer, as sponsor and as administrator, are affiliates. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties, but Citibank, N.A., the owner trustee, Citicorp Trust Delaware, National Association, the issuer Delaware trustee, and Citigroup Global Markets Inc., one of the underwriters, are affiliates, and Deutsche Bank Trust Company Americas, the indenture trustee, and Deutsche Bank Securities Inc., one of the underwriters, are affiliates. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date.

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool by several criteria. These criteria include, among other things, the requirements that, as of the cut-off date, each receivable:

•	had an original term to maturity of 18 months to 72 months;

•	had a maturity of no later than October 7, 2020;

•	had a remaining principal balance of at least $2,394.67;

•	had an APR of 0.00% to 13.94%;

•	was not more than 30 days past due; and

•	satisfies the other criteria set forth in the transaction documents, including the criteria set forth under “The Receivables” in the accompanying prospectus.

All of the receivables are Simple Interest Receivables. See “The Receivables—Calculation Methods” in the accompanying prospectus.

As of the cut-off date, the weighted average FICO®* score of the receivables as of origination of the related receivables is 762 (excluding receivables of obligors with no FICO® score). Additionally, 0% of the net pool balance as of the cut-off date is composed of obligors with no FICO® score available as of origination of the related receivables. The FICO® score of an obligor is calculated as of origination of the related receivable in the manner described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor’s FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of origination of the related receivable. See “Risk Factors—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables” in this prospectus supplement.

Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

*	FICO® is a federally registered trademark of Fair, Isaac & Company.

Pool Underwriting

As described in “Origination and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. 19,777 receivables, having an aggregate principal balance of approximately $442,038,526.82 (approximately 41.14% of the net pool balance as of the cut-off date) were automatically approved, while 26,961 receivables, having an aggregate principal balance of approximately $632,325,641.75 (approximately 58.86% of the net pool balance as of the cut-off date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

Pool Stratifications

The composition, distribution by remaining term, distribution by APR, distribution by FICO® score, distribution by original term, distribution by seasoning, geographic distribution by state of the billing address of the obligor and distribution by vehicle type, in each case of the receivables as of the cut-off date, are set forth in the tables below.

Composition of the Receivables Pool

As of the Cut-off Date

Number of Receivables	46,738
Aggregate Outstanding Principal Balance	$1,074,364,168.57
Outstanding Principal Balance
Average	$22,986.95
Minimum	$2,394.67
Maximum	$99,571.08
APR
Weighted Average(1)	2.38%
Minimum	0.00%
Maximum	13.94%
Original Term (Months)
Weighted Average(1)	65.01 months
Minimum	18 months
Maximum	72 months
Remaining Term (Months)
Weighted Average(1)	56.55 months
Minimum	12 months
Maximum	72 months
Percentage By Principal Balance of New Vehicles	72.33%
Percentage By Principal Balance of Used Vehicles	27.67%
Percentage By Principal Balance of Volkswagen Vehicles	70.58%
Percentage By Principal Balance of Audi Vehicles	29.42%
FICO® Score(2)(3)
Weighted Average(1) (3)	762
Minimum(3)	600
Maximum(3)	900

(1)	Weighted by principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated as of origination of the related receivables and exclude obligors for which no FICO® score was available as of origination of the related receivable.

Distribution of the Receivables by Remaining Term

As of the Cut-off Date

Remaining Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
12 months or less	65	0.14%	$428,394.18	0.04%
13 months to 18 months	231	0.49	2,249,733.32	0.21
19 months to 24 months	289	0.62	3,966,193.83	0.37
25 months to 30 months	394	0.84	6,738,506.39	0.63
31 months to 36 months	1,000	2.14	18,796,768.01	1.75
37 months to 42 months	1,757	3.76	29,323,260.77	2.73
43 months to 48 months	7,484	16.01	143,844,157.44	13.39
49 months to 54 months	9,479	20.28	204,699,613.86	19.05
55 months to 60 months	12,503	26.75	298,291,586.86	27.76
61 months to 66 months	6,283	13.44	169,242,004.53	15.75
67 months to 72 months	7,253	15.52	196,783,949.38	18.32

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by APR

As of the Cut-off Date

APR Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
0.00% to 0.99%	15,995	34.22%	$331,617,202.60	30.87%
1.00% to 1.99%	8,367	17.90	210,237,997.26	19.57
2.00% to 2.99%	8,555	18.30	207,924,289.29	19.35
3.00% to 3.99%	6,718	14.37	167,055,468.26	15.55
4.00% to 4.99%	3,259	6.97	76,159,409.02	7.09
5.00% to 5.99%	1,542	3.30	32,762,169.03	3.05
6.00% to 6.99%	951	2.03	19,822,935.88	1.85
7.00% to 7.99%	513	1.10	11,496,780.16	1.07
8.00% to 8.99%	475	1.02	10,207,890.41	0.95
9.00% to 9.99%	203	0.43	3,801,166.75	0.35
10.00% to 10.99%	90	0.19	1,813,535.45	0.17
11.00% to 11.99%	58	0.12	1,230,209.28	0.11
12.00% to 12.99%	11	0.02	224,460.81	0.02
13.00% to 13.99%	1	0.00 (2)	10,654.37	0.00 (2)

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.01%.

Distribution of the Receivables by FICO® Score

As of the Cut-off Date

FICO® Score Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
600 to 660	3,133	6.70%	$71,043,744.45	6.61%
661 to 700	5,949	12.73	141,774,991.40	13.20
701 to 750	11,529	24.67	270,873,389.11	25.21
751 to 800	10,688	22.87	240,637,109.38	22.40
801 to 880	15,038	32.18	341,283,745.31	31.77
Greater than 880	401	0.86	8,751,188.92	0.81

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.
(2)	FICO® scores are calculated as of the origination of the related receivables and exclude receivables for which no FICO® score was available as of the origination of the related receivable.

Distribution of the Receivables by Original Term

As of the Cut-off Date

Original Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
13 months to 18 months	3	0.01%	$46,187.48	0.00	%(2)
19 months to 24 months	102	0.22	1,409,990.10	0.13
25 months to 30 months	11	0.02	225,836.50	0.02
31 months to 36 months	1,283	2.75	23,627,322.51	2.20
37 months to 42 months	36	0.08	575,893.55	0.05
43 months to 48 months	1,536	3.29	28,115,001.86	2.62
49 months to 54 months	85	0.18	1,641,124.87	0.15
55 months to 60 months	18,001	38.51	401,559,940.05	37.38
61 months to 66 months	7,488	16.02	170,450,314.55	15.87
67 months to 72 months	18,193	38.93	446,712,557.10	41.58

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.01%.

Distribution of the Receivables by Seasoning

As of the Cut-off Date

Seasoning Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
6 months or less	23,087	49.40%	$579,778,779.43	53.96%
7 months to 12 months	10,031	21.46	232,560,275.51	21.65
13 months to 18 months	7,424	15.88	148,938,676.72	13.86
19 months to 24 months	4,429	9.48	84,961,321.48	7.91
25 months to 30 months	1,473	3.15	25,159,060.24	2.34
Greater than 30 months	294	0.63	2,966,055.19	0.28

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables by State

As of the Cut-off Date

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(2)
Alabama	311	0.67%	$7,290,180.12	0.68%
Alaska	49	0.10	1,155,824.80	0.11
Arizona	1,192	2.55	28,835,633.07	2.68
Arkansas	191	0.41	4,530,389.32	0.42
California	7,539	16.13	176,740,111.41	16.45
Colorado	568	1.22	13,729,246.65	1.28
Connecticut	1,402	3.00	28,792,714.32	2.68
Delaware	105	0.22	2,259,268.49	0.21
District of Columbia	104	0.22	2,259,273.51	0.21
Florida	3,588	7.68	82,670,898.88	7.69
Georgia	1,363	2.92	33,056,607.75	3.08
Hawaii	110	0.24	2,442,330.24	0.23
Idaho	107	0.23	2,354,356.64	0.22
Illinois	2,231	4.77	53,418,979.18	4.97
Indiana	482	1.03	11,342,683.86	1.06
Iowa	250	0.53	5,535,930.99	0.52
Kansas	270	0.58	6,071,940.27	0.57
Kentucky	271	0.58	6,084,138.46	0.57
Louisiana	475	1.02	12,910,061.13	1.20
Maine	324	0.69	6,680,812.11	0.62
Maryland	1,014	2.17	23,833,692.46	2.22
Massachusetts	1,291	2.76	26,078,096.67	2.43
Michigan	807	1.73	18,441,062.88	1.72
Minnesota	925	1.98	19,023,804.57	1.77
Mississippi	139	0.30	3,619,246.05	0.34
Missouri	505	1.08	11,031,434.17	1.03
Montana	92	0.20	2,140,641.98	0.20
Nebraska	170	0.36	3,482,788.50	0.32
Nevada	698	1.49	17,284,076.79	1.61
New Hampshire	379	0.81	7,657,003.14	0.71
New Jersey	2,627	5.62	57,261,501.26	5.33
New Mexico	214	0.46	4,582,674.30	0.43
New York	2,813	6.02	61,851,156.30	5.76
North Carolina	1,189	2.54	26,320,353.83	2.45
North Dakota	58	0.12	1,370,547.70	0.13
Ohio	1,049	2.24	23,940,524.82	2.23
Oklahoma	220	0.47	5,299,873.39	0.49
Oregon	521	1.11	11,505,955.38	1.07
Pennsylvania	2,157	4.62	44,221,144.33	4.12
Rhode Island	313	0.67	5,890,358.68	0.55
South Carolina	537	1.15	11,872,996.32	1.11
South Dakota	81	0.17	2,087,766.41	0.19
Tennessee	590	1.26	13,924,463.67	1.30
Texas	3,676	7.87	95,640,390.86	8.90
Utah	342	0.73	7,920,648.50	0.74
Vermont	241	0.52	4,936,148.97	0.46
Virginia	1,232	2.64	28,847,511.88	2.69
Washington	1,053	2.25	26,168,369.62	2.44
West Virginia	180	0.39	4,165,109.17	0.39
Wisconsin	630	1.35	14,099,135.47	1.31
Wyoming	63	0.13	1,704,309.30	0.16

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Based on the billing addresses of the obligors as of the cut-off date.
(2)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Vehicle Type As of the Cut-off Date

Vehicle Type	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance(1)
Car	39,659	84.85%	$867,341,971.42	80.73%
Minivan	386	0.83	6,574,364.35	0.61
SUV	6,693	14.32	200,447,832.80	18.66

Total	46,738	100.00%	$1,074,364,168.57	100.00%

(1)	Sum may not equal 100% due to rounding.

Delinquencies, Net Credit Loss and Repossession Experience

The following tables provide information relating to delinquency, credit loss and repossession experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. In addition, motor vehicle receivables with an original term greater than 60 months and the relative percentage of used vehicles in VW Credit’s portfolio has increased over time, which has resulted in a higher percentage of longer term loans and loans financing used vehicles being held by the issuing entity than was present in VW Credit’s motor vehicle receivables servicing portfolio as of the dates and for the periods indicated. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.

VW Credit Managed Retail Portfolio

Delinquency Experience(1)(2)(4)

(Dollars in Thousands)

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Principal Amount Outstanding	$10,055,064	$9,881,531	$9,901,822	$9,723,179	$8,275,021	$7,530,300	$6,964,187
Number of Receivables Outstanding	586,950	573,045	578,392	563,956	509,590	478,582	464,456

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Delinquencies (2)(3)
31-60 days	3,876	0.66%	4,206	0.73%	4,448	0.77%	5,176	0.92%	6,510	1.28%	7,090	1.48%	8,353	1.80%
61-90 days	660	0.11%	732	0.13%	928	0.16%	1,114	0.20%	1,136	0.22%	1,312	0.27%	1,874	0.40%
91 or more days	247	0.04%	270	0.05%	432	0.07%	454	0.08%	359	0.07%	681	0.14%	700	0.15%

Total 30+ Delinquencies	4,783	0.81%	5,208	0.91%	5,808	1.00%	6,744	1.20%	8,005	1.57%	9,083	1.90%	10,927	2.35%

(1)	Data presented in the table is based upon retail balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due.
(3)	VW Credit generally charges off a receivable on the earlier of (a) the date on which proceeds from the sale of the vehicle securing that receivable are applied to the contract and (b) the month in which the receivable reaches its 120th day of delinquency if the contract has been assigned to a repossession agent for 60 days.
(4)	Balances and percentages may not add to total due to rounding.

VW Credit Managed Retail Portfolio

Net Credit Loss and Repossession Experience(1)

(Dollars in Thousands)

	For the 6 Months Ended June 30,		For the 12 Months Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Principal Amount Outstanding	$10,055,064	$9,881,531	$9,901,822	$9,723,179	$8,275,021	$7,530,300	$6,964,187
Average Principal Amount Outstanding(2)	$9,869,046	$9,847,041	$9,908,382	$9,160,111	$7,861,417	$7,125,540	$7,135,458
Number of Receivables Outstanding	586,950	573,045	578,392	563,956	509,590	478,582	464,456
Average Number of Contracts Outstanding(2)	579,539	570,615	574,028	541,662	493,787	464,802	480,174
Charge-Offs—Full Period Actuals(3)(4)	$19,711	$19,352	$37,641	$41,674	$60,349	$92,426	$132,485
Recoveries—Full Period Actuals(3)	$6,779	$7,740	$13,499	$14,769	$18,161	$22,415	$23,573
Net Losses(5)	$12,933	$11,612	$24,142	$26,905	$42,189	$70,011	$108,912
Number of Repossessions	1,576	1,741	3,452	3,491	5,248	7,414	9,468
Number of Repossessions as a percent of the Average Number of Contracts Outstanding(2)(6)	0.54%	0.61%	0.60%	0.64%	1.06%	1.60%	1.97%
Net Losses as a percent of Average Principal Amount Outstanding(6)	0.26%	0.24%	0.24%	0.29%	0.54%	0.98%	1.53%

(1)	Data presented in the table is based upon retail balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.
(4)	Charge-offs generally represent the total aggregate net outstanding balance of the retail contracts determined to be uncollectible in the period less proceeds from the disposition of related retail vehicles, other than recoveries described in Note (5) below.
(5)	Net Losses generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers.
(6)	Percentages have been annualized at or for the six months ended June 30 and are not necessarily indicative of the experience for the entire year.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “Origination and Servicing Procedures” in the accompanying prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make at least 75% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the pool were more than 30 days delinquent.

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-60 days(1)	541	1.16%	$12,386,511.54	1.15%
Delinquent more than once for 31-60 days but never for 61 days or more	244	0.52%	$4,951,127.57	0.46%
Delinquent at least once for 61 days or more	107	0.23%	$2,117,949.02	0.20%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent one time but never exceeded 60 days past due.

Static Pool Information About Certain Previous Securitizations

Appendix A to this prospectus supplement sets forth in tabular format static pool information about prior securitized pools of retail installment sale contracts and installment loans that were sponsored by VW Credit, Inc. in the last five years. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, VW Credit identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by VW Credit’s senior management to ensure the accuracy of such descriptions. VW Credit also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of VW Credit’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, VW Credit also performed a review of the receivables in the pool to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of the Receivables” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual receivables data contained in VW Credit’s data tape. The data tape is an electronic record maintained by VW Credit, which includes certain attributes of the receivables. VW Credit selected a random sample of 105 receivable files to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, VW Credit performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

REPURCHASES AND REPLACEMENTS

No assets securitized by VW Credit were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three year period ending June 30, 2014. Please refer to Form ABS-15G filed by VW Credit on February 14, 2014 for additional information. The CIK number of VW Credit is 0000833733.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Outstanding Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds twelve pools of receivables with the following characteristics:

Pool	Outstanding Principal Balance	Gross APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$275,348.91	0.754%	66	12
2	$5,572,908.35	1.246%	36	20
3	$23,939,615.80	1.888%	39	32
4	$154,022,030.10	1.206%	61	45
5	$446,908,402.47	1.735%	63	55
6	$286,116,651.78	2.289%	71	66
7	$153,045.27	7.412%	72	12
8	$643,018.80	6.541%	58	16
9	$1,595,658.60	4.956%	42	33
10	$19,145,388.11	5.843%	65	45
11	$56,082,798.25	5.731%	67	55
12	$79,909,302.13	5.586%	72	67

Total	$1,074,364,168.57

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon rates: Class A-1 notes, 0.20000%; Class A-2 notes, 0.77%; Class A-3 notes, 1.35%; and Class A-4 notes 1.88%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in October 2014, and each month has 30 days;

•	the original outstanding balance of each class of notes is equal to the applicable original outstanding balance set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on the 20th calendar day of each month whether or not that day is a business day commencing on November 20, 2014;

•	the notes are purchased on October 22, 2014;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity; and

•	the servicing fee will be 1.00% per annum.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2014	91.38	88.61	85.56	83.58	82.18	80.65	78.22
December 20, 2014	82.73	77.28	71.30	67.41	64.66	61.73	57.10
January 20, 2015	74.05	66.03	57.22	51.50	47.45	43.17	36.41
February 20, 2015	65.34	54.84	43.32	35.83	30.54	24.97	16.16
March 20, 2015	56.60	43.72	29.60	20.41	13.93	7.12	0.00
April 20, 2015	47.83	32.67	16.05	5.25	0.00	0.00	0.00
May 20, 2015	39.02	21.69	2.69	0.00	0.00	0.00	0.00
June 20, 2015	30.19	10.78	0.00	0.00	0.00	0.00	0.00
July 20, 2015	21.32	0.00	0.00	0.00	0.00	0.00	0.00
August 20, 2015	12.43	0.00	0.00	0.00	0.00	0.00	0.00
September 20, 2015	3.50	0.00	0.00	0.00	0.00	0.00	0.00
October 20, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	0.51	0.41	0.33	0.30	0.28	0.26	0.23
Weighted Average Life (Years) to Maturity	0.51	0.41	0.33	0.30	0.28	0.26	0.23

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	97.77
April 20, 2015	100.00	100.00	100.00	100.00	98.55	93.67	85.92
May 20, 2015	100.00	100.00	100.00	94.08	88.75	83.19	74.33
June 20, 2015	100.00	100.00	93.57	85.11	79.15	72.93	63.02
July 20, 2015	100.00	99.96	85.61	76.29	69.73	62.89	51.99
August 20, 2015	100.00	93.37	77.76	67.63	60.50	53.06	41.24
September 20, 2015	100.00	86.81	70.02	59.12	51.46	43.46	30.75
October 20, 2015	96.66	80.30	62.39	50.77	42.61	34.08	20.54
November 20, 2015	91.16	73.84	54.88	42.58	33.95	24.93	10.60
December 20, 2015	85.65	67.43	47.48	34.55	25.48	15.99	0.94
January 20, 2016	80.11	61.06	40.20	26.68	17.19	7.28	0.00
February 20, 2016	74.56	54.73	33.03	18.96	9.10	0.00	0.00
March 20, 2016	69.00	48.45	25.98	11.41	1.20	0.00	0.00
April 20, 2016	63.42	42.22	19.04	4.02	0.00	0.00	0.00
May 20, 2016	57.82	36.04	12.21	0.00	0.00	0.00	0.00
June 20, 2016	52.21	29.89	5.50	0.00	0.00	0.00	0.00
July 20, 2016	46.66	23.87	0.00	0.00	0.00	0.00	0.00
August 20, 2016	41.08	17.89	0.00	0.00	0.00	0.00	0.00
September 20, 2016	35.49	11.95	0.00	0.00	0.00	0.00	0.00
October 20, 2016	29.88	6.06	0.00	0.00	0.00	0.00	0.00
November 20, 2016	24.25	0.21	0.00	0.00	0.00	0.00	0.00
December 20, 2016	18.60	0.00	0.00	0.00	0.00	0.00	0.00
January 20, 2017	12.94	0.00	0.00	0.00	0.00	0.00	0.00
February 20, 2017	7.25	0.00	0.00	0.00	0.00	0.00	0.00
March 20, 2017	1.54	0.00	0.00	0.00	0.00	0.00	0.00
April 20, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Call	1.73	1.44	1.18	1.05	0.98	0.90	0.81
Weighted Average Life (years) to Maturity	1.73	1.44	1.18	1.05	0.98	0.90	0.81

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	92.56
February 20, 2016	100.00	100.00	100.00	100.00	100.00	98.94	84.53
March 20, 2016	100.00	100.00	100.00	100.00	100.00	91.66	76.75
April 20, 2016	100.00	100.00	100.00	100.00	94.26	84.58	69.21
May 20, 2016	100.00	100.00	100.00	97.17	87.64	77.69	61.91
June 20, 2016	100.00	100.00	100.00	90.94	81.18	71.01	54.86
July 20, 2016	100.00	100.00	99.09	84.90	74.94	64.56	48.09
August 20, 2016	100.00	100.00	93.44	78.99	68.87	58.31	41.56
September 20, 2016	100.00	100.00	87.88	73.23	62.96	52.25	35.27
October 20, 2016	100.00	100.00	82.42	67.60	57.22	46.39	29.23
November 20, 2016	100.00	100.00	77.06	62.12	51.65	40.73	23.43
December 20, 2016	100.00	95.07	71.81	56.77	46.24	35.26	17.87
January 20, 2017	100.00	89.99	66.65	51.57	41.00	30.00	12.56
February 20, 2017	100.00	84.95	61.59	46.50	35.94	24.93	7.50
March 20, 2017	100.00	79.95	56.64	41.58	31.04	20.06	2.69
April 20, 2017	96.31	74.99	51.78	36.80	26.31	15.40	0.00
May 20, 2017	91.24	70.07	47.03	32.16	21.76	10.93	0.00
June 20, 2017	86.16	65.19	42.37	27.66	17.37	6.66	0.00
July 20, 2017	81.27	60.52	37.96	23.41	13.25	2.68	0.00
August 20, 2017	76.38	55.90	33.65	19.31	9.30	0.00	0.00
September 20, 2017	71.46	51.32	29.43	15.35	5.52	0.00	0.00
October 20, 2017	66.54	46.77	25.32	11.53	1.90	0.00	0.00
November 20, 2017	61.59	42.26	21.31	7.84	0.00	0.00	0.00
December 20, 2017	56.62	37.79	17.39	4.29	0.00	0.00	0.00
January 20, 2018	51.64	33.36	13.57	0.89	0.00	0.00	0.00
February 20, 2018	46.64	28.96	9.86	0.00	0.00	0.00	0.00
March 20, 2018	41.63	24.61	6.24	0.00	0.00	0.00	0.00
April 20, 2018	36.59	20.29	2.72	0.00	0.00	0.00	0.00
May 20, 2018	31.54	16.01	0.00	0.00	0.00	0.00	0.00
June 20, 2018	26.48	11.77	0.00	0.00	0.00	0.00	0.00
July 20, 2018	21.39	7.57	0.00	0.00	0.00	0.00	0.00
August 20, 2018	17.36	4.22	0.00	0.00	0.00	0.00	0.00
September 20, 2018	13.32	0.89	0.00	0.00	0.00	0.00	0.00
October 20, 2018	9.27	0.00	0.00	0.00	0.00	0.00	0.00
November 20, 2018	5.20	0.00	0.00	0.00	0.00	0.00	0.00
December 20, 2018	1.11	0.00	0.00	0.00	0.00	0.00	0.00
January 20, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Call	3.32	3.00	2.61	2.35	2.18	2.02	1.79
Weighted Average Life (years) to Maturity	3.32	3.00	2.61	2.35	2.18	2.02	1.79

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	93.53
May 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	78.84
June 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	64.99
July 20, 2017	100.00	100.00	100.00	100.00	100.00	100.00	0.00
August 20, 2017	100.00	100.00	100.00	100.00	100.00	96.17	0.00
September 20, 2017	100.00	100.00	100.00	100.00	100.00	83.78	0.00
October 20, 2017	100.00	100.00	100.00	100.00	100.00	72.06	0.00
November 20, 2017	100.00	100.00	100.00	100.00	94.65	0.00	0.00
December 20, 2017	100.00	100.00	100.00	100.00	83.33	0.00	0.00
January 20, 2018	100.00	100.00	100.00	100.00	72.58	0.00	0.00
February 20, 2018	100.00	100.00	100.00	91.78	0.00	0.00	0.00
March 20, 2018	100.00	100.00	100.00	81.00	0.00	0.00	0.00
April 20, 2018	100.00	100.00	100.00	70.70	0.00	0.00	0.00
May 20, 2018	100.00	100.00	97.61	0.00	0.00	0.00	0.00
June 20, 2018	100.00	100.00	86.18	0.00	0.00	0.00	0.00
July 20, 2018	100.00	100.00	75.10	0.00	0.00	0.00	0.00
August 20, 2018	100.00	100.00	0.00	0.00	0.00	0.00	0.00
September 20, 2018	100.00	100.00	0.00	0.00	0.00	0.00	0.00
October 20, 2018	100.00	91.72	0.00	0.00	0.00	0.00	0.00
November 20, 2018	100.00	80.46	0.00	0.00	0.00	0.00	0.00
December 20, 2018	100.00	0.00	0.00	0.00	0.00	0.00	0.00
January 20, 2019	89.71	0.00	0.00	0.00	0.00	0.00	0.00
February 20, 2019	75.53	0.00	0.00	0.00	0.00	0.00	0.00
March 20, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years) to Call	4.38	4.14	3.79	3.53	3.29	3.04	2.69
Weighted Average Life (years) to Maturity	4.57	4.36	4.04	3.75	3.51	3.23	2.82

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Deutsche Bank Trust Company Americas will be the “indenture trustee”. You may contact the indenture trustee at Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company – Institutional Cash Securities Services, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, Attn: Volkswagen Auto Loan Enhanced Trust 2014-2 or by calling (800) 735-7777.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day beginning November 20, 2014.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original outstanding balance, interest rate and final scheduled payment date for each class of the notes offered hereby are set forth on the cover page to this prospectus supplement.

Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes, from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of the calendar month preceding each payment date (or from and including the closing date in the case of the first interest period) to but excluding the 20th day of the month in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding principal balance on the Class A-1 notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding November 20, 2014 (assuming a 30 day calendar month)), divided by 360.

•	Interest Accrual Periods. Interest will accrue on the outstanding principal balance of each class of notes (a) with respect to the Class A-1 notes, from the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of the calendar month preceding a payment date (or in the case of first payment date, from and including the closing date) to but excluding the 20th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Virginia, New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

A failure to pay the interest due on the notes on any payment date that continues for a period of five business days or more will result in an event of default. See “Description of the Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement.

Payments of Principal

On each payment date, except as described below, the Principal Distribution Amount will be applied to make principal payments on the notes. Prior to acceleration of the notes after an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other noteholders on each payment date, based on the aggregate outstanding principal balance of each class of notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all notes have been paid in full. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.

To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the October 2015 payment date;

•	for the Class A-2 notes, the July 2017 payment date;

•	for the Class A-3 notes, the April 2019 payment date; and

•	for the Class A-4 notes, the May 2021 payment date.

The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date or redemption date will be an event of default under the indenture.

Payments of Principal on each Payment Date (other than Payment Dates after the Notes have been accelerated following the occurrence of an Event of Default)

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The information in this section summarizes material provisions of the “purchase agreement” entered into between VW Credit and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, VW Credit and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture”, to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Collection and Other Servicing Procedures

Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cut-off. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on October 25, 2014). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of Collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.

Administration Agreement

VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transfer agreements and certain duties and obligations of the issuing entity and the owner trustee under the trust agreement and the transfer agreements to which the issuing entity is a party (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator, the administrator will be entitled to receive $30,000 annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

Collection Account

Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit Collections it receives on the receivables to the collection account on the following payment date or, if the collection account is not maintained at the indenture trustee, then on the business day preceding each payment date (so long as the monthly remittance condition is met). However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all Collections into the collection account within two business days after identification. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “A-1” from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”) and “F1” from Fitch Ratings, Inc. (“Fitch”) and (y) VW Credit remains a direct or indirect wholly owned subsidiary of Volkswagen AG. The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes—Payments of Principal”.

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the depositor or servicer as a source of payment.

The reserve account initially will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to 0.10% of the Adjusted Pool Balance as of the closing date of the receivables.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

Amounts on deposit in the collection account, the principal distribution account and the reserve account will be invested by the indenture trustee at the direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature on or before the next payment date.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fourth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date for distribution as specified under “—Priority of Payments” below.

In addition, on any payment date if the sum of the amount in the reserve account and the amount of remaining Available Funds after payment of the amounts set forth in clauses first through fourth under “—Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw all amounts from the reserve account for distribution as part of Available Funds for that payment date.

Advances

On each payment date, the servicer will deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses first through fourth of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the receivables. No advances will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest (from Available Funds, including Collections on the receivables pool), prior to any distributions on the notes. See “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date—including funds, if any, deposited into the collection account from the reserve account and any advance made by the servicer—in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1) first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

(2) second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(3) third, to the noteholders, the accrued note interest, which is the sum of (a) the aggregate amount of interest accrued for the related interest period on each class of the notes at their respective interest rates on the respective note balances as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the noteholders on or prior to such preceding payment date); and (b) the excess, if any, of the amount of interest due and payable to the noteholders on the preceding payment date over the amounts actually paid to the noteholders on the preceding payment date, plus interest on any such shortfall at the respective interest rates on each class of the notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of accrued note interest, the amounts available will be applied to the payment of such interest on the notes on a pro rata basis based on the amount of interest owing;

(4) fourth, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Principal Distribution Amount;

(5) fifth, to the reserve account, any additional amount required to increase the amount on deposit in the reserve account up to the Specified Reserve Account Balance;

(6) sixth, to the owner trustee, the issuer Delaware trustee and the indenture trustee, fees and expenses (including indemnification amounts) due and owing under the trust agreement and the indenture, as applicable, which have not been previously paid; and

(7) seventh, to or at the direction of the certificateholder, any funds remaining.

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses first through fourth above exceeds the sum of Available Funds and servicer advances for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee	Product of (a) one-twelfth, (b) 1.00% and (c) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date)	servicer	Payable prior to payment of interest and principal on the notes

Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	indenture trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	owner trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Issuer Delaware Trustee Expenses or Indemnification Payments(1)	Reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	issuer Delaware trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

(1)	VW Credit, as the servicer pursuant to the Sale and Servicing Agreement, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the issuer Delaware trustee. However, to the extent that the servicer fails to make these payments, the fees, expenses and indemnity payments will be paid out of Available Funds in accordance with the payment waterfall to the extent they have not been previously paid when due.
(2)	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.

Indemnification of Indenture Trustee, the Owner Trustee and the Issuer Delaware Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability or expense (including reasonable attorney’s fees) incurred without willful misconduct, negligence or bad faith on the part of the indenture trustee arising out of, or in connection with, the acceptance or administration of the trust, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments” and below under “—Priority of Payments May Change Upon an Event of Default”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee and the issuer Delaware trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee or the issuer Delaware trustee, as applicable, in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee or the issuer Delaware trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee or the issuer Delaware trustee, as applicable, from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s or the issuer Delaware trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s or issuer Delaware trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee or the issuer Delaware trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee or the issuer Delaware trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

Yield Supplement Overcollateralization Amount

As of the closing date, the yield supplement overcollateralization amount will equal $43,423,011.47, which is approximately 4.21% of the Adjusted Pool Balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary of Terms—Credit Enhancement—Overcollateralization”.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$43,423,011.47
November 2014	$41,922,367.22
December 2014	$40,447,218.10
January 2015	$38,997,674.60
February 2015	$37,573,847.65
March 2015	$36,175,848.54
April 2015	$34,803,789.01
May 2015	$33,457,781.21
June 2015	$32,137,937.68
July 2015	$30,844,371.42
August 2015	$29,577,195.80
September 2015	$28,336,524.64
October 2015	$27,122,472.18
November 2015	$25,935,153.07
December 2015	$24,774,620.71
January 2016	$23,640,952.82
February 2016	$22,534,226.24
March 2016	$21,454,522.67
April 2016	$20,401,930.43
May 2016	$19,376,516.06
June 2016	$18,378,308.52
July 2016	$17,407,246.77
August 2016	$16,463,407.47
September 2016	$15,546,856.73
October 2016	$14,657,664.37
November 2016	$13,795,901.18
December 2016	$12,961,643.79
January 2017	$12,154,967.60
February 2017	$11,375,939.91
March 2017	$10,624,615.56

Payment Date	Yield Supplement Overcollateralization Amount
April 2017	$9,901,078.88
May 2017	$9,205,355.19
June 2017	$8,537,453.76
July 2017	$7,897,354.50
August 2017	$7,284,995.16
September 2017	$6,700,307.20
October 2017	$6,143,152.82
November 2017	$5,613,520.44
December 2017	$5,111,471.78
January 2018	$4,637,046.79
February 2018	$4,190,264.80
March 2018	$3,771,059.71
April 2018	$3,379,132.26
May 2018	$3,014,191.18
June 2018	$2,676,055.26
July 2018	$2,364,487.39
August 2018	$2,078,939.08
September 2018	$1,818,620.99
October 2018	$1,581,918.99
November 2018	$1,367,238.64
December 2018	$1,173,510.03
January 2019	$999,736.71
February 2019	$844,968.79
March 2019	$708,284.47
April 2019	$589,005.71
May 2019	$486,111.26
June 2019	$398,133.15
July 2019	$323,627.15
August 2019	$260,777.32
September 2019	$207,778.56
October 2019	$162,580.95
November 2019	$124,060.79
December 2019	$91,681.88
January 2020	$65,008.89
February 2020	$43,652.41
March 2020	$27,263.30
April 2020	$15,575.96
May 2020	$8,095.34
June 2020	$3,682.05
July 2020	$1,307.25
August 2020	$274.79
September 2020	$5.72
October 2020	$0.00

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 3.972%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Optional Redemption

If VW Credit, as servicer, exercises its optional clean-up call to purchase the assets of the issuing entity (other than the reserve account) on any payment date when the net pool balance of the receivables as of the last day of the related collection period has declined to 10% or less of the net pool balance as of the cut-off date then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which VW Credit, or any successor to VW Credit, exercises this option. This option is described in the prospectus under “The Transaction Documents—Purchase of Receivables by the Servicer”. The purchase price will be at least equal to the greater of (a) the outstanding principal balance of all the notes plus accrued and unpaid interest thereon (after giving effect to all distributions for that payment date in accordance with “—Priority of Payments” above) up to but excluding that payment date at the applicable interest rate and (b) the fair market value of the receivables and other issuing entity property (other than the reserve account).

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fourth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class  A-4 notes will be outstanding.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 1.00% and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account and any advances made by the Servicer. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities and of the owner trustee and the issuer Delaware trustee) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the latest final scheduled payment date for any notes or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, then the servicer will be required to purchase that receivable from the issuing entity if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal balance of the notes;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the notes;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the notes (it being understood that any repurchase of a receivable by VW Credit pursuant to the purchase agreement or the depositor or the servicer pursuant to the sale and servicing agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 120 days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.

Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders evidencing 66 2⁄3% of the aggregate outstanding principal balance of the outstanding notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal balance of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. Except as set forth below, no servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except under limited circumstances in connection with a consolidation or merger or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer from its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee without further action will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

The holders of a majority of the aggregate outstanding principal balance of the notes may waive any servicer replacement event.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and that default continues for a period of five business days;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may or if directed by the noteholders of a majority of the aggregate outstanding principal balance of the outstanding notes will, declare the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all accrued and unpaid interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party, elect to maintain the receivables and the other issuing entity property and, if the indenture trustee elects to maintain such possession, it will continue to apply the proceeds from the receivables and the other issuing entity property as if there had been no event of default or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property or may elect to have the issuing entity maintain possession of the receivables and the other issuing entity property and apply Collections as received. However, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal balance of the outstanding notes consent to such sale or liquidation;

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of such sale; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2⁄3% of the aggregate outstanding principal balance of the outstanding notes.

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property unless the holders of 100% of the aggregate outstanding principal balance of the outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or to honor the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses, disbursements, advances and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal balance of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal balance of the outstanding notes may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of 100% of the aggregate outstanding principal balance of the outstanding notes or a default arising from an insolvency of the issuing entity.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds (including all amounts held on deposit in the reserve account) available to the issuing entity (net of liquidation costs associated with the sale of the trust estate) in the following order of priority:

(1) first, pro rata, to the indenture trustee, the owner trustee and the issuer Delaware trustee, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the trust agreement and the indenture, provided, that the amounts payable pursuant to this clause will be limited to $500,000 per annum in the aggregate;

(2) second, to the servicer (or any predecessor servicer, if applicable), for reimbursement of outstanding advances;

(3) third, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(4) fourth, to the noteholders, the accrued note interest; provided that if there are not sufficient funds available to pay the entire amount of the accrued note interest, the amount available will be applied to the payment of such interest on each class of notes on a pro rata basis based on the amount of interest payable to each class of notes;

(5) fifth, to the Class A-1 noteholders in respect of principal thereof, until the Class A-1 notes have been paid in full;

(6) sixth, to the Class A-2 noteholders, the Class A-3 noteholders, and the Class A-4 noteholders in respect of principal thereof, pro rata (based on the outstanding principal balance of each class of outstanding notes on such payment date), until all classes of the notes have been paid in full;

(7) seventh, to the owner trustee, the indenture trustee and the issuer Delaware trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid;

(8) eighth, any remaining funds to or at the direction of the certificateholder.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth under “—Priority of Payments” above, until a liquidation, if any, of the receivables and the other issuing entity property.

Amendment Provisions

(a) The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, (b) the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and (c) the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer or administrator as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

(ii) an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii) the Rating Agency Condition is satisfied with respect to such amendment and the servicer or the depositor notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding balance of the outstanding notes; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment.

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, enter into supplemental indentures, without obtaining the consent of the noteholders for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that (i) either (x) the Rating Agency Condition has been satisfied or (y) the action will not, as evidenced by an officer’s certificate or an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder; and (ii) such action shall not, as evidenced by an opinion of counsel delivered to the indenture trustee, (x) affect the treatment of the notes as debt for federal income tax purposes or (y) be deemed to cause a taxable exchange of the notes for federal income tax purposes. The issuing entity and the indenture trustee may also, when authorized by an issuing entity order, enter into supplemental indentures without obtaining the consent of the noteholders but with prior notice to each Hired Agency, to correct the description of property subject to the lien of the indenture, to add covenants for the benefit of the noteholders, to pledge additional property, to cure ambiguity or inconsistency if such cure does not materially and adversely affect the noteholders, and to make certain other technical amendments specified in the indenture.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the Hired Agencies and with the consent of the noteholders of not less than a majority of the aggregate outstanding principal balance of the outstanding notes, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require the consent of the holder of each outstanding note affected thereby:

•	changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impairs the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payments on the notes that such noteholders own;

•	reduces the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•	reduces the percentage of the aggregate outstanding principal balance of the outstanding notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•	decreases the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the other transaction documents;

•	provides that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•	affects the calculation of the amount of interest on or principal of any note payable on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee without the prior written consent of the indenture trustee.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7, which was recently amended, that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the investor and its advisor to satisfy those requirements.

Certain Investment Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

Requirements for Certain European Regulated Investors and Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (“EEA”) and by certain affiliates of those institutions. These Articles, effective January 1, 2014, replace and in some respects amend Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC), known as Article 122a of the Capital Requirements Directive or CRD Article 122a. They are to be implemented in accordance with new regulatory technical standards which supersede and amend the guidance previously issued under CRD Article 122a. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”) and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD (the “AIFM Regulation”), introduced risk retention and due diligence requirements (which took effect from July 22, 2013 in general) in respect of alternative investment fund managers (“AIFMs”) that are required to become authorised under the AIFMD. While the requirements applicable to AIFMs under Chapter III, Section 5 of the AIFM Regulation are similar to those which apply to credit institutions and investment firms under CRR Articles 405-406, they are not identical and, in particular, additional due diligence obligations apply to AIFMs.

Requirements similar to those set out in CRR Articles 405-406, AIFMD Article 17 and Chapter III, Section 5 of the AIFM Regulation are expected to be implemented in the future for other types of investors which are regulated by national authorities of EEA member states (such as insurance and reinsurance companies and undertakings for collective investments in transferrable securities (UCITS) funds). When implemented, such requirements may apply to investments in securities already issued, including the notes being offered by this prospectus supplement.

None of the originator, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of CRR Articles 404-410, AIFMD Article 17, Chapter III, Section 5 of the AIFM Regulation or any corresponding rules applicable to EEA-regulated investors (together, “EU Retention Rules”).

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus supplement may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus supplement. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

On the closing date, Mayer Brown LLP will deliver an opinion stating that, based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, the notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the prospectus under “Material Federal Income Tax Consequences—The Notes—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1⁄4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

As long as the depositor (or an affiliate treated as the same person as the issuing entity for United States federal income tax purposes) is the only owner of the certificate, the issuing entity will be treated as a division of such certificateholder and hence disregarded as a separate entity for United States federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition, holding or disposition of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note (or any interest therein), each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the notes with the plan assets of a benefit plan or a governmental plan, non-U.S. plan, or church plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b)(i) the notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer, and (ii) its acquisition, holding and disposition of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a nonexempt violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Total
Citigroup Global Markets Inc.	$104,475,000	$170,625,000	$193,725,000	$56,175,000	$525,000,000
Wells Fargo Securities, LLC	$79,600,000	$130,000,000	$147,600,000	$42,800,000	$400,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$2,985,000	$4,875,000	$5,535,000	$1,605,000	$15,000,000
Barclays Capital Inc.	$2,985,000	$4,875,000	$5,535,000	$1,605,000	$15,000,000
Deutsche Bank Securities Inc.	$2,985,000	$4,875,000	$5,535,000	$1,605,000	$15,000,000
J.P. Morgan Securities LLC	$2,985,000	$4,875,000	$5,535,000	$1,605,000	$15,000,000
Mizuho Securities USA Inc.	$2,985,000	$4,875,000	$5,535,000	$1,605,000	$15,000,000

Total	$199,000,000	$325,000,000	$369,000,000	$107,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	0.060%	0.020%
Class A-2 Notes	0.096%	0.032%
Class A-3 Notes	0.126%	0.042%
Class A-4 Notes	0.146%	0.049%

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

The depositor and VW Credit have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereto. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.

Citibank, N.A., the owner trustee, Citicorp Trust Delaware, National Association, the issuer Delaware trustee, and Citigroup Global Markets Inc, one of the underwriters, are affiliates. Deutsche Bank Trust Company Americas, the indenture trustee, and Deutsche Bank Securities Inc., one of the underwriters, are affiliates.

The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $998,183,496.50 from the sale of the notes (representing approximately 99.81835% of the initial note balance of the notes) after paying the aggregate underwriting discount of $1,754,980.00 on the notes. Additional offering expenses are estimated to be $1,000,000.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Subject to receiving certain opinions of counsel, Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuing entity that:

•	it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such underwriter; and

•	it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

Each underwriter has further severally represented to and agreed with the issuing entity that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended) (“FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuer Delaware trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by Kevin M. McDonald, Esq., secretary and General Counsel for VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York.

GLOSSARY

“Adjusted Pool Balance” means (a) as of the closing date, an amount equal to (x) the net pool balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date an amount equal to (x) the net pool balance at the end of the collection period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.

“Available Funds” means, for any payment date and the related collection period, if any, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by VW Credit, the depositor or the servicer on that payment date and (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by that receivable.

“Defaulted Receivable” means, with respect to any collection period, any receivable as to which (a) any payment is past due 90 or more days or (b) the date on which the related vehicle has been repossessed. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable other than any monthly payments by or on behalf of the obligors thereunder or any full or partial prepayment of such receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by VW Credit, the depositor or the servicer will not constitute Liquidation Proceeds.

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from Standard & Poor’s and the highest rating category from Fitch, if rated by Fitch or (b) which are otherwise acceptable to each Hired Agency, as evidenced by a letter from that Hired Agency to the issuing entity or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, if rated by Fitch, at the time of investment or contractual commitment to invest therein, at least “ F1+” (or the equivalent) by Fitch and at least “A-1+” (or the equivalent) by Standard & Poor’s or (e) such other investments acceptable to each Hired Agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee.

“Principal Distribution Amount” will mean for any payment date, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the end of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the end of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not so distributed because sufficient funds were not available to make such distribution; provided, however, that if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fourth under “Description of the Transfer Agreements and the Administration Agreement—Priority of Payments” on that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes and the servicer specifies in the servicer’s certificate that amounts on deposit in the reserve account will be used to the extent necessary to pay all outstanding notes, then the Principal Distribution Amount for such payment date will mean an amount equal to the aggregate outstanding principal balance of all of the outstanding notes; and provided, further, that the Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal balance of that class of notes to zero.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“Specified Reserve Account Balance” means, as of the closing date, $1,030,941.16, and for any payment date, the lesser of $5,154,705.79 and the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

INDEX OF PRINCIPAL TERMS

ABS	S-36
ABS Tables	S-36
adjusted pool balance	S-11
Adjusted Pool Balance	S-66
administration agreement	S-45
administrator	S-6, S-20
advance	S-47
AIFM Regulation	S-59
AIFMD	S-59
AIFMs	S-59
Authorized Persons	S-2
Available Funds	S-66
benefit plan	S-61
business day	S-43
CFPB	S-18
Citibank	S-22
clean-up call	S-8
closing date	S-7
Code	S-61
collection period	S-45
Collections	S-66
CRR	S-58
cut-off date	S-9
Defaulted Receivable	S-66
depositor	S-6, S-24
Dodd-Frank Act	S-17
EEA	S-58
ERISA	S-61
EU Retention Rules	S-59
event of default	S-8
Exchange Act	S-63
final scheduled payment date	S-44
financed vehicles	S-9
Fitch	S-46
FSMA	S-2, S-64
Hired Agencies	S-12
indenture	S-45
indenture trustee	S-6, S-23, S-42
institutions	S-58
Investment Company Act	S-12, S-58
issuer Delaware trustee	S-6, S-23
issuing entity	S-6
issuing entity property	S-9
Liquidation Proceeds	S-66
monthly remittance condition	S-46
net pool balance	S-8
noteholders	S-43
obligors	S-9
OID	S-59
Order	S-2
originator	S-6, S-21
owner trustee	S-6, S-22
payment date	S-7
payment default	S-55

I-1

payment waterfall	S-47
Permitted Investments	S-66
Principal Distribution Amount	S-66
Prospectus Directive	S-3
PTCE	S-61
purchase agreement	S-45
Rating Agency Condition	S-67
receivables	S-9
receivables pool	S-9
record date	S-7, S-43
regulation	S-61
Relevant Implementation Date	S-64
Relevant Member State	S-64
Retained Notes	S-64
RMBS	S-22
Rule 193 Information	S-35
sale and servicing agreement	S-45
SEC	S-2, S-42
Securities Act	S-63
securitized pool	S-35
servicer	S-6, S-24
servicer replacement events	S-53
servicing fee	S-6, S-52
similar law	S-62
Simple Interest Receivable	S-67
specified reserve account balance	S-11
Specified Reserve Account Balance	S-67
sponsor	S-6
Standard & Poor’s	S-46
Supplemental Servicing Fees	S-67
transfer agreements	S-45
Volkswagen AG	S-24
Volkswagen Group of America	S-24
VW Credit	S-1, S-6, S-20
weighted average life	S-37
yield supplement overcollateralization amount	S-50

I-2

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts and installment loans in each of VW Credit, Inc.’s securitized portfolios consisted of receivables originated by a dealer in accordance with its customary servicing practices in effect at the time of origination in accordance with the underwriting procedures in effect at such time, and assigned to the applicable issuing entity on the applicable closing date. As of the relevant cut-off date, the retail installment sale contracts and installment loans in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cut-off Date

Loan Securitization Closing Date Cut-off Date	VALET 2010-1 January 28, 2010 December 26, 2009	VALET 2011-1 March 30, 2011 February 26, 2011	VALET 2012-1 January 26, 2012 December 31, 2011	VALET 2012-2 October 11, 2012 September 1, 2012	VALET 2013-1 February 27, 2013 January 26, 2013	VALET 2013-2 November 13, 2013 September 28, 2013	VALET 2014-1 April 30, 2014 March 1, 2014
Number of Receivables	68,438	72,760	56,817	58,267	54,217	65,070	54,727
Aggregate Outstanding Principal Balance	$1,534,786,068.73	$1,668,863,510.39	$1,351,498,765.89	$1,320,690,169.55	$1,321,370,744.97	$1,594,182,494.00	$1,334,566,845.00
Average	$22,425.93	$22,936.55	$23,786.87	$22,666.18	$24,371.89	$24,499.50	$24,385.89
Minimum	$1,000.75	$1,004.00	$1,021.91	$1,001.69	$4.00	$1,999.98	$1.86
Maximum	$97,819.54	$146,841.71	$244,506.17	$104,820.33	$219,504.94	$99,563.10	$99,917.16
Percentage of New Vehicles	76.35%	75.50%	73.39%	75.08%	72.96%	71.06%	70.02%
Percentage of Used Vehicles	23.65%	24.50%	26.61%	24.92%	27.04%	28.94%	29.98%
Percentage of Audi Vehicles	30.84%	26.17%	30.90%	26.86%	33.98%	33.84%	31.43%
Percentage of Volkswagen Vehicles	69.16%	73.83%	69.10%	73.14%	66.02%	66.16%	68.57%
APR
Weighted Average(1)	3.94%	3.00%	3.15%	2.50%	2.54%	2.55%	2.44%
Minimum	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Maximum	14.43%	13.81%	12.47%	12.52%	12.01%	10.99%	10.99%
Original Term (Months)
Weighted Average(1)	60.7	62.3	62.5	63.2	63.8	64.1	64.2
Minimum	12	12	12	12	12	12	12
Maximum	72	72	72	72	72	72	72
Remaining Term (Months)
Weighted Average(1)	54.3	57.2	57.9	58.4	57.6	56.9	58.0
Minimum	2	2	1	1	2	5	10
Maximum	72	72	71	72	71	71	71
FICO® Score(2)(3)
Weighted Average(1)	750	753	758	764	763	762	763
Minimum(3)	600	600	600	601	600	600	600
Maximum(3)	886	886	900	900	900	900	900

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO score is available at the origination of the related receivable.

Distribution of Receivables as of Cut-off Date(1)

Loan Securitization Closing Date Cut-off Date	VALET 2010-1 January 28, 2010 December 26, 2009		VALET 2011-1 March 30, 2011 February 26, 2011		VALET 2012-1 January 26, 2012 December 31, 2011		VALET 2012-2 October 11, 2012 September 1, 2012
By Remaining Term(2)
6 months or less	$739,000.94	0.05%	$143,790.26	0.01%	$202,831.19	0.02%	$2,507,141.49	0.19%
7 months to 12 months	512,258.77	0.03%	922,113.97	0.06%	603,838.32	0.04%	2,381,844.95	0.18%
13 months to 18 months	5,475,755.69	0.36%	3,510,898.31	0.21%	1,078,763.26	0.08%	10,256,236.16	0.78%
19 months to 24 months	6,690,823.44	0.44%	6,098,414.90	0.37%	4,205,825.27	0.31%	4,344,951.97	0.33%
25 months to 30 months	127,816,456.47	8.33%	22,332,260.68	1.34%	12,971,906.06	0.96%	7,114,272.01	0.54%
31 months to 36 months	54,800,440.91	3.57%	63,287,859.72	3.79%	45,614,123.02	3.38%	33,338,422.47	2.52%
37 months to 42 months	56,093,621.66	3.65%	22,611,623.97	1.35%	14,670,017.40	1.09%	11,814,320.09	0.89%
43 months to 48 months	32,079,365.07	2.09%	59,767,274.81	3.58%	51,895,673.95	3.84%	41,137,933.49	3.11%
49 months to 54 months	390,427,664.48	25.44%	218,891,231.12	13.12%	121,713,798.38	9.01%	128,262,549.78	9.71%
55 months to 60 months	416,900,514.91	27.16%	684,833,191.50	41.04%	590,178,376.22	43.67%	573,506,421.57	43.42%
61 months to 66 months	254,387,930.74	16.57%	394,766,278.03	23.65%	312,249,221.45	23.10%	305,909,888.80	23.16%
67 months to 72 months	188,862,235.65	12.31%	191,698,573.12	11.49%	196,114,391.37	14.51%	200,116,186.77	15.15%

Total	$1,534,786,068.73	100.00%	$1,668,863,510.39	100.00%	$1,351,498,765.89	100.00%	$1,320,690,169.55	100.00%

By State, States Representing More than 5% of Total Outstanding Principal Balance
California	$230,104,282.73	14.99%	$269,232,136.30	16.13%	$229,647,197.20	16.99%	$219,492,282.22	16.62%
New York	80,054,222.11	5.22%	102,756,271.99	6.16%	88,175,493.30	6.52%	76,395,182.90	5.78%
Texas	140,353,698.22	9.14%	125,830,714.17	7.54%	117,010,206.72	8.66%	122,008,524.77	9.24%
Pennsylvania	77,456,177.51	5.05%
New Jersey	83,634,368.07	5.45%	83,677,054.30	5.01%
Illinois	97,248,013.05	6.34%	93,868,298.02	5.62%	68,578,728.57	5.07%	71,211,671.36	5.39%
Florida	127,819,096.09	8.33%	121,675,157.74	7.29%	106,834,904.87	7.90%	92,853,716.50	7.03%

Total	$836,669,857.78	54.51%	$797,039,632.52	47.76%	$610,246,530.66	45.15%	$581,961,377.75	44.06%

(1)	Balances and percentages may not add to total due to rounding.
(2)	As a percent of total outstanding principal balance as of the cut-off date.
(3)	Greater than 0.00% but less than 0.01%.

Distribution of Receivables as of Cut-off Date(1)

Loan Securitization Closing Date Cut-off Date	VALET 2013-1 February 27, 2013 January 26, 2013			VALET 2013-2 November 13, 2013 September 28, 2013		VALET 2014-1 April 30, 2014 March 1, 2014
By Remaining Term(2)
6 months or less	$60,929.45	0.00	%(3)	$79,967.26	0.01%	$—	0.00%
7 months to 12 months	309,965.06	0.02%		266,995.77	0.02%	147,794.98	0.01%
13 months to 18 months	1,351,765.39	0.10%		1,498,628.69	0.09%	873,164.40	0.07%
19 months to 24 months	1,985,329.07	0.15%		4,871,012.22	0.31%	7,344,610.77	0.55%
25 months to 30 months	14,438,911.01	1.09%		38,643,201.98	2.42%	16,687,794.80	1.25%
31 months to 36 months	27,116,097.49	2.05%		27,923,538.24	1.75%	24,245,679.55	1.82%
37 months to 42 months	19,069,786.15	1.44%		31,015,481.74	1.95%	20,195,947.84	1.51%
43 months to 48 months	32,945,075.70	2.49%		90,450,404.59	5.67%	62,985,009.93	4.72%
49 months to 54 months	281,834,592.47	21.33%		326,793,011.02	20.50%	221,622,148.28	16.61%
55 months to 60 months	474,477,266.04	35.91%		498,546,707.93	31.27%	463,986,192.81	34.77%
61 months to 66 months	290,468,048.85	21.98%		359,561,540.95	22.55%	259,261,022.20	19.43%
67 months to 72 months	177,312,978.29	13.42%		214,532,003.61	13.46%	257,217,479.44	19.27%

Total	$1,321,370,744.97	100.00%		$1,594,182,494.00	100.00%	$1,334,566,845.00	100.00%

By State, States Representing More than 5% of Total Outstanding Principal Balance
California	$222,752,655.17	16.86%	$274,544,127.82	17.22%	$248,370,450.14	18.61%
New York	77,822,863.80	5.89%	90,884,090.68	5.70%	87,189,330.28	6.53%
Texas	122,196,827.44	9.25%	160,793,713.49	10.09%	139,973,958.95	10.49%
Pennsylvania
New Jersey
Illinois	71,041,932.03	5.38%	83,605,182.65	5.24%	79,063,132.42	5.92%
Florida	97,106,322.20	7.35%	116,626,263.40	7.32%	108,477,118.45	8.13%

Total	$590,920,600.64	44.73%	$726,453,378.04	45.57%	$663,073,990.24	49.68%

(1)	Balances and percentages may not add to total due to rounding.
(2)	As a percent of total outstanding principal balance as of the cut-off date.
(3)	Greater than 0.00% but less than 0.01%.

Prepayment Speed Information

Set forth below is prepayment speed information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

VALET 2010-1 to VALET 2014-1(1)

Period	VALET 2010-1	VALET 2011-1	VALET 2012-1	VALET 2012-2	VALET 2013-1	VALET 2013-2	VALET 2014-1
1	0.79%	0.70%	0.65%	0.63%	0.72%	0.70%	1.43%
2	0.72%	0.80%	0.68%	0.72%	0.98%	0.84%	1.28%
3	0.73%	0.79%	1.03%	0.82%	0.85%	0.71%	0.97%
4	1.02%	0.68%	0.75%	0.74%	1.04%	0.93%	0.99%
5	0.81%	1.04%	0.85%	0.68%	0.90%	0.82%	1.41%
6	0.87%	0.89%	1.06%	0.74%	0.89%	0.96%
7	1.13%	1.16%	1.00%	1.09%	1.16%	0.91%
8	1.03%	0.91%	1.29%	0.86%	0.93%	1.39%
9	1.06%	0.90%	0.97%	1.04%	0.98%	1.11%
10	1.20%	1.21%	0.93%	0.96%	1.13%	1.07%
11	0.95%	1.03%	1.12%	0.96%	0.94%	1.58%
12	1.14%	0.90%	1.03%	1.18%	1.15%
13	1.06%	1.34%	1.10%	0.96%	1.03%
14	0.98%	1.09%	1.10%	0.95%	1.16%
15	1.17%	1.12%	1.41%	1.16%	1.10%
16	1.35%	1.33%	1.22%	0.91%	1.63%
17	1.19%	1.19%	1.39%	1.20%	1.29%
18	1.23%	1.45%	1.28%	0.99%	1.27%
19	1.47%	1.20%	1.28%	1.13%	1.55%
20	1.33%	1.20%	1.47%	1.18%
21	1.53%	1.29%	1.26%	1.53%
22	1.28%	1.19%	1.21%	1.23%
23	1.30%	1.18%	1.34%	1.19%
24	1.44%	1.13%	1.15%	1.54%
25	1.33%	1.40%	1.40%
26	1.16%	1.19%	1.21%
27	1.56%	1.32%	1.30%
28	1.28%	1.26%	1.26%
29	1.38%	1.22%	1.53%
30	1.48%	1.41%	1.33%
31	1.33%	1.21%	1.32%
32	1.47%	1.16%	1.55%
33	1.34%	1.27%
34	1.29%	1.15%
35	1.35%	1.26%
36	1.20%	1.09%
37	1.24%	1.18%
38	1.21%	1.09%
39	1.36%	1.34%
40	1.23%	1.19%
41	1.32%	1.19%
42	1.25%	1.36%
43	1.18%
44	1.33%

(1)	The “Prepayment Amount” is defined as the non-scheduled amortization of the pool of receivables for the applicable period. This includes voluntary prepayments, voluntary early payoffs, payments from third parties, repurchases, aggregate amount of Defaulted Receivables and servicer advances.

This prepayment amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month’s actual month-end aggregate net pool balance less the scheduled payments made during the month.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

Delinquency Experience

Set forth below is delinquency information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 2010-1(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Jan-10	$1,489,119,249.63	$3,939,897.50	0.26%	$363,333.41	0.02%
Feb-10	$1,450,002,178.47	$4,064,497.47	0.28%	$653,396.75	0.05%
Mar-10	$1,410,942,148.64	$5,664,632.64	0.40%	$584,901.93	0.04%
Apr-10	$1,362,891,415.63	$4,865,755.07	0.36%	$914,816.61	0.07%
May-10	$1,324,960,800.16	$4,811,714.60	0.36%	$1,133,712.71	0.09%
Jun-10	$1,287,220,256.02	$5,786,410.20	0.45%	$701,180.00	0.05%
Jul-10	$1,239,582,764.10	$6,107,503.43	0.49%	$1,266,543.89	0.10%
Aug-10	$1,200,570,446.14	$6,434,911.08	0.54%	$1,597,213.52	0.13%
Sep-10	$1,161,809,984.75	$7,072,309.42	0.61%	$1,393,848.91	0.12%
Oct-10	$1,115,359,170.80	$6,788,954.18	0.61%	$1,390,959.46	0.12%
Nov-10	$1,079,614,847.02	$7,134,804.17	0.66%	$1,410,834.41	0.13%
Dec-10	$1,036,566,221.40	$7,035,777.89	0.68%	$1,336,518.98	0.13%
Jan-11	$1,000,205,449.95	$7,241,048.09	0.72%	$1,300,129.94	0.13%
Feb-11	$964,669,755.47	$5,653,885.17	0.59%	$1,337,746.51	0.14%
Mar-11	$925,908,206.26	$5,500,794.98	0.59%	$741,425.64	0.08%
Apr-11	$881,431,390.54	$5,604,743.71	0.64%	$1,188,378.58	0.13%
May-11	$845,427,636.01	$6,405,417.86	0.76%	$1,090,645.88	0.13%
Jun-11	$810,349,981.04	$6,264,786.47	0.77%	$1,317,834.09	0.16%
Jul-11	$766,779,185.00	$6,381,559.96	0.83%	$1,298,860.28	0.17%
Aug-11	$731,724,908.14	$6,328,262.15	0.86%	$1,388,652.59	0.19%
Sep-11	$689,397,738.25	$6,343,173.98	0.92%	$1,243,875.92	0.18%
Oct-11	$656,889,796.89	$6,488,305.83	0.99%	$1,056,431.12	0.16%
Nov-11	$625,055,103.44	$6,712,541.39	1.07%	$1,212,829.07	0.19%
Dec-11	$587,262,853.67	$6,410,391.52	1.09%	$1,395,516.34	0.24%
Jan-12	$556,370,177.95	$6,167,024.48	1.11%	$844,682.06	0.15%
Feb-12	$528,364,533.12	$5,119,554.46	0.97%	$1,122,337.61	0.21%
Mar-12	$490,459,352.76	$4,885,869.85	1.00%	$713,763.03	0.15%
Apr-12	$463,420,559.66	$4,535,381.06	0.98%	$794,533.99	0.17%
May-12	$435,838,251.05	$4,157,518.89	0.95%	$709,742.44	0.16%
Jun-12	$405,372,021.57	$4,302,991.88	1.06%	$722,849.01	0.18%
Jul-12	$381,913,139.38	$4,091,279.30	1.07%	$736,671.25	0.19%
Aug-12	$354,241,594.55	$4,354,497.18	1.23%	$772,149.27	0.22%
Sep-12	$332,698,710.01	$4,435,241.76	1.33%	$766,262.24	0.23%
Oct-12	$312,153,335.85	$4,220,324.34	1.35%	$524,848.60	0.17%
Nov-12	$289,237,817.19	$4,649,448.98	1.61%	$845,853.83	0.29%
Dec-12	$271,622,395.01	$4,107,463.29	1.51%	$810,530.91	0.30%
Jan-13	$253,924,086.37	$3,844,539.64	1.51%	$628,750.19	0.25%
Feb-13	$237,016,128.72	$3,147,652.66	1.33%	$527,634.43	0.22%
Mar-13	$215,619,850.77	$2,922,997.19	1.36%	$375,070.62	0.17%
Apr-13	$200,052,573.84	$2,590,558.90	1.29%	$289,843.20	0.14%
May-13	$181,977,382.27	$2,780,719.75	1.53%	$466,622.11	0.26%
Jun-13	$167,587,545.59	$2,614,875.34	1.56%	$426,400.21	0.25%
Jul-13	$154,480,029.61	$2,387,297.59	1.55%	$413,585.66	0.27%
Aug-13	$138,765,878.31	$2,573,399.47	1.85%	$416,048.08	0.30%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2011-1(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Mar-11	$1,626,586,376.87	$2,485,056.74	0.15%	$—	0.00%
Apr-11	$1,578,765,959.30	$2,888,809.70	0.18%	$633,359.78	0.04%
May-11	$1,537,857,954.08	$3,656,989.00	0.24%	$491,367.39	0.03%
Jun-11	$1,500,559,708.98	$4,164,788.19	0.28%	$726,494.57	0.05%
Jul-11	$1,450,788,952.36	$4,269,142.21	0.29%	$896,207.76	0.06%
Aug-11	$1,410,858,810.33	$5,112,059.00	0.36%	$937,857.35	0.07%
Sep-11	$1,360,632,331.49	$5,343,219.45	0.39%	$923,298.45	0.07%
Oct-11	$1,321,137,975.20	$5,705,767.92	0.43%	$646,938.36	0.05%
Nov-11	$1,283,014,274.32	$6,800,334.74	0.53%	$807,556.12	0.06%
Dec-11	$1,234,314,910.73	$7,309,505.35	0.59%	$1,143,203.46	0.09%
Jan-12	$1,195,127,259.61	$6,582,269.24	0.55%	$1,482,524.22	0.12%
Feb-12	$1,158,174,868.68	$5,351,356.37	0.46%	$755,829.60	0.07%
Mar-12	$1,107,288,496.15	$5,601,087.44	0.51%	$804,261.13	0.07%
Apr-12	$1,068,652,662.31	$5,618,548.46	0.53%	$793,276.63	0.07%
May-12	$1,029,467,411.11	$5,701,610.62	0.55%	$1,071,341.60	0.10%
Jun-12	$983,412,918.34	$5,944,348.46	0.60%	$843,525.70	0.09%
Jul-12	$945,524,833.43	$6,376,231.38	0.67%	$1,300,318.65	0.14%
Aug-12	$898,629,187.26	$5,769,575.44	0.64%	$1,250,670.15	0.14%
Sep-12	$862,504,705.05	$6,281,302.67	0.73%	$1,143,574.15	0.13%
Oct-12	$826,768,368.89	$5,619,080.72	0.68%	$1,162,598.59	0.14%
Nov-12	$785,889,190.74	$5,787,144.22	0.74%	$1,082,433.89	0.14%
Dec-12	$752,515,263.59	$5,779,199.75	0.77%	$1,267,017.68	0.17%
Jan-13	$719,830,132.37	$5,347,514.65	0.74%	$1,161,485.92	0.16%
Feb-13	$688,361,643.04	$4,722,647.79	0.69%	$811,560.11	0.12%
Mar-13	$647,047,163.13	$4,643,063.10	0.72%	$639,755.99	0.10%
Apr-13	$616,310,856.51	$4,523,154.82	0.73%	$638,903.18	0.10%
May-13	$579,938,777.02	$4,744,157.76	0.82%	$557,517.95	0.10%
Jun-13	$549,667,635.02	$4,635,300.39	0.84%	$661,845.82	0.12%
Jul-13	$521,075,528.52	$4,090,901.60	0.79%	$746,828.09	0.14%
Aug-13	$486,506,673.49	$4,315,605.43	0.89%	$694,038.48	0.14%
Sep-13	$460,200,432.98	$4,143,452.73	0.90%	$863,942.18	0.19%
Oct-13	$435,109,616.22	$3,822,467.22	0.88%	$718,594.77	0.17%
Nov-13	$406,184,712.58	$4,355,956.98	1.07%	$970,545.01	0.24%
Dec-13	$383,779,529.14	$4,605,551.38	1.20%	$814,680.33	0.21%
Jan-14	$357,214,823.69	$4,016,325.91	1.12%	$737,557.16	0.21%
Feb-14	$335,921,868.54	$3,422,995.94	1.02%	$620,830.80	0.18%
Mar-14	$313,642,232.87	$2,494,274.23	0.80%	$415,857.54	0.13%
Apr-14	$293,932,816.47	$2,760,524.77	0.94%	$369,287.40	0.13%
May-14	$270,851,413.33	$2,727,266.61	1.01%	$324,825.04	0.12%
Jun-14	$251,846,264.87	$2,798,292.39	1.11%	$446,355.23	0.18%
Jul-14	$233,560,441.83	$2,443,324.90	1.05%	$402,678.14	0.17%
Aug-14	$212,468,272.76	$2,478,422.60	1.17%	$425,049.38	0.20%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2012-1(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Jan-12	$1,320,320,426.75	$2,756,279.61	0.21%	$—	0.00%
Feb-12	$1,289,021,899.50	$2,260,394.05	0.18%	$465,340.65	0.04%
Mar-12	$1,247,198,305.04	$2,591,605.93	0.21%	$330,171.12	0.03%
Apr-12	$1,216,079,509.87	$2,947,465.14	0.24%	$418,587.61	0.03%
May-12	$1,183,171,800.72	$2,701,655.98	0.23%	$613,627.00	0.05%
Jun-12	$1,144,181,183.03	$2,944,048.10	0.26%	$526,327.64	0.05%
Jul-12	$1,111,109,613.03	$4,406,123.43	0.40%	$500,549.91	0.05%
Aug-12	$1,070,153,889.09	$4,097,228.04	0.38%	$747,922.77	0.07%
Sep-12	$1,038,544,570.12	$4,657,949.63	0.45%	$801,865.23	0.08%
Oct-12	$1,007,593,498.48	$4,248,729.04	0.42%	$808,722.39	0.08%
Nov-12	$970,546,646.85	$5,041,768.58	0.52%	$1,156,384.24	0.12%
Dec-12	$940,382,338.13	$5,309,946.09	0.56%	$1,090,428.75	0.12%
Jan-13	$908,969,758.94	$4,864,090.00	0.54%	$967,031.72	0.11%
Feb-13	$878,178,848.21	$4,688,240.46	0.53%	$739,725.72	0.08%
Mar-13	$837,229,928.55	$4,287,927.82	0.51%	$628,485.19	0.08%
Apr-13	$805,937,602.05	$4,748,035.16	0.59%	$561,179.20	0.07%
May-13	$768,680,828.63	$3,962,719.76	0.52%	$854,211.66	0.11%
Jun-13	$737,834,696.90	$4,340,621.53	0.59%	$927,549.83	0.13%
Jul-13	$707,606,277.50	$4,282,478.68	0.61%	$718,921.03	0.10%
Aug-13	$671,892,263.54	$4,238,107.68	0.63%	$1,021,126.05	0.15%
Sep-13	$643,515,662.89	$4,660,106.05	0.72%	$1,046,843.76	0.16%
Oct-13	$616,316,694.03	$4,518,199.14	0.73%	$934,869.19	0.15%
Nov-13	$584,592,130.34	$4,545,160.82	0.78%	$1,049,111.92	0.18%
Dec-13	$559,761,007.28	$4,935,619.89	0.88%	$807,387.30	0.14%
Jan-14	$528,802,113.52	$4,883,264.08	0.92%	$908,395.56	0.17%
Feb-14	$503,831,786.24	$4,531,617.61	0.90%	$630,833.59	0.13%
Mar-14	$477,695,022.82	$3,114,713.35	0.65%	$619,784.95	0.13%
Apr-14	$453,693,675.13	$3,954,572.44	0.87%	$546,835.47	0.12%
May-14	$425,791,311.14	$3,765,839.54	0.88%	$606,581.56	0.14%
Jun-14	$402,997,667.01	$3,352,514.02	0.83%	$802,380.30	0.20%
Jul-14	$380,865,912.28	$3,346,500.37	0.88%	$567,086.96	0.15%
Aug-14	$355,069,840.83	$3,771,492.09	1.06%	$700,903.23	0.20%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2012-2(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Sep-12	$1,290,562,816.86	$2,260,668.22	0.18%	$—	0.00%
Oct-12	$1,259,043,864.79	$2,290,641.56	0.18%	$288,034.64	0.02%
Nov-12	$1,221,974,030.54	$2,579,677.91	0.21%	$325,545.10	0.03%
Dec-12	$1,191,814,518.54	$2,814,240.94	0.24%	$335,135.23	0.03%
Jan-13	$1,162,533,000.16	$3,053,609.36	0.26%	$429,851.64	0.04%
Feb-13	$1,132,795,683.67	$3,072,321.61	0.27%	$478,892.54	0.04%
Mar-13	$1,092,160,464.67	$2,950,712.17	0.27%	$295,789.48	0.03%
Apr-13	$1,061,631,495.27	$2,741,156.06	0.26%	$428,666.17	0.04%
May-13	$1,024,452,656.78	$2,695,188.74	0.26%	$274,048.87	0.03%
Jun-13	$993,625,973.49	$2,991,557.63	0.30%	$396,395.03	0.04%
Jul-13	$963,278,983.03	$3,352,175.66	0.35%	$405,465.91	0.04%
Aug-13	$926,471,499.12	$3,324,060.49	0.36%	$645,784.29	0.07%
Sep-13	$897,472,679.52	$3,358,650.32	0.37%	$717,678.31	0.08%
Oct-13	$868,592,423.80	$3,655,242.50	0.42%	$415,872.56	0.05%
Nov-13	$833,883,581.75	$3,377,071.79	0.40%	$600,059.66	0.07%
Dec-13	$807,398,337.83	$4,139,333.81	0.51%	$541,506.83	0.07%
Jan-14	$773,471,782.12	$3,686,352.16	0.48%	$501,098.69	0.06%
Feb-14	$746,207,547.14	$2,926,895.54	0.39%	$452,374.53	0.06%
Mar-14	$716,919,938.57	$2,401,979.33	0.34%	$384,154.48	0.05%
Apr-14	$688,623,699.83	$3,154,400.15	0.46%	$380,114.56	0.06%
May-14	$655,243,411.23	$3,012,147.90	0.46%	$310,302.62	0.05%
Jun-14	$628,531,576.95	$2,778,246.35	0.44%	$648,478.60	0.10%
Jul-14	$602,579,333.43	$3,262,815.68	0.54%	$425,351.92	0.07%
Aug-14	$570,817,463.92	$3,302,874.25	0.58%	$493,601.17	0.09%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2013-1(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Feb-13	$1,289,587,845.24	$2,399,733.60	0.19%	$—	0.00%
Mar-13	$1,247,649,233.32	$2,682,060.89	0.21%	$433,015.56	0.03%
Apr-13	$1,215,025,950.55	$2,432,955.69	0.20%	$286,663.78	0.02%
May-13	$1,175,039,046.94	$2,335,890.84	0.20%	$431,288.65	0.04%
Jun-13	$1,142,606,146.69	$3,206,138.50	0.28%	$249,161.33	0.02%
Jul-13	$1,111,051,004.21	$2,808,392.75	0.25%	$568,372.71	0.05%
Aug-13	$1,071,687,467.01	$3,386,877.35	0.32%	$473,232.86	0.04%
Sep-13	$1,040,512,471.25	$3,354,385.49	0.32%	$936,061.87	0.09%
Oct-13	$1,008,792,060.89	$3,693,285.69	0.37%	$588,213.07	0.06%
Nov-13	$971,469,168.22	$4,003,697.75	0.41%	$868,577.56	0.09%
Dec-13	$942,182,859.49	$4,197,974.01	0.45%	$876,821.21	0.09%
Jan-14	$905,840,392.07	$4,365,884.16	0.48%	$860,957.77	0.10%
Feb-14	$875,442,030.38	$3,973,931.91	0.45%	$841,743.63	0.10%
Mar-14	$842,866,614.13	$2,838,031.04	0.34%	$749,423.00	0.09%
Apr-14	$812,990,729.23	$3,445,506.03	0.42%	$462,785.84	0.06%
May-14	$775,197,034.84	$3,855,933.22	0.50%	$778,465.92	0.10%
Jun-14	$744,997,305.29	$4,136,134.41	0.56%	$560,369.09	0.08%
Jul-14	$715,512,548.69	$3,834,874.33	0.54%	$762,143.37	0.11%
Aug-14	$680,991,314.70	$3,689,517.75	0.54%	$900,320.69	0.13%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2013-2(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Oct-13	$1,556,559,437.83	$2,255,053.41	0.14%	$88,000.59	0.01%
Nov-13	$1,511,368,812.81	$2,775,799.45	0.18%	$662,305.84	0.04%
Dec-13	$1,475,253,746.39	$4,283,736.90	0.29%	$423,287.92	0.03%
Jan-14	$1,429,505,316.52	$3,804,814.95	0.27%	$818,527.87	0.06%
Feb-14	$1,391,054,880.89	$3,584,065.35	0.26%	$508,123.61	0.04%
Mar-14	$1,349,606,006.82	$3,634,674.18	0.27%	$506,188.51	0.04%
Apr-14	$1,310,719,411.73	$3,822,632.37	0.29%	$468,192.11	0.04%
May-14	$1,263,684,625.07	$4,010,553.23	0.32%	$429,827.72	0.03%
Jun-14	$1,224,176,639.17	$4,581,626.68	0.37%	$682,390.71	0.06%
Jul-14	$1,185,677,793.16	$4,657,651.95	0.39%	$809,271.12	0.07%
Aug-14	$1,137,249,071.48	$5,673,906.38	0.50%	$852,363.05	0.07%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

VALET 2014-1(1)

	Net Pool Balance	31-60 Days Delinquent	% of Ending Pool Balance	61-90 Days Delinquent	% of Ending Pool Balance
Apr-14	$1,266,619,282.19	$2,038,648.33	0.16%	$280,430.39	0.02%
May-14	$1,226,958,958.89	$2,288,522.62	0.19%	$304,615.04	0.02%
Jun-14	$1,193,863,659.80	$2,531,349.50	0.21%	$331,499.90	0.03%
Jul-14	$1,160,840,888.85	$3,090,821.16	0.27%	$361,768.55	0.03%
Aug-14	$1,120,470,628.30	$3,208,540.33	0.29%	$516,946.71	0.05%

(1)	An account is considered delinquent if more than 25% of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

Set forth below is credit loss information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 2010-1

Original Outstanding Principal Balance-$1,534,786,068.73

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Jan-10	$106,785.82	$1,157.14	$105,628.68	0.01%
Feb-10	$384,113.68	$—	$384,113.68	0.03%
Mar-10	$898,122.00	$120,124.43	$777,997.57	0.08%
Apr-10	$1,246,908.90	$361,894.17	$885,014.73	0.14%
May-10	$905,604.24	$348,952.09	$556,652.15	0.18%
Jun-10	$1,216,061.59	$504,890.17	$711,171.42	0.22%
Jul-10	$1,068,019.58	$490,083.89	$577,935.69	0.26%
Aug-10	$903,035.56	$566,422.61	$336,612.95	0.28%
Sep-10	$1,207,229.40	$451,524.60	$755,704.80	0.33%
Oct-10	$1,654,820.79	$631,496.50	$1,023,324.29	0.40%
Nov-10	$1,211,888.27	$569,351.41	$642,536.86	0.44%
Dec-10	$1,640,217.53	$759,580.16	$880,637.37	0.50%
Jan-11	$1,101,066.69	$572,602.38	$528,464.31	0.53%
Feb-11	$1,043,236.23	$637,411.03	$405,825.20	0.56%
Mar-11	$932,156.91	$872,348.98	$59,807.93	0.56%
Apr-11	$985,345.74	$710,891.75	$274,453.99	0.58%
May-11	$776,238.27	$526,082.58	$250,155.69	0.60%
Jun-11	$816,253.93	$424,486.21	$391,767.72	0.62%
Jul-11	$1,198,036.51	$585,757.76	$612,278.75	0.66%
Aug-11	$947,103.19	$328,594.01	$618,509.18	0.70%
Sep-11	$840,549.13	$528,690.95	$311,858.18	0.72%
Oct-11	$849,534.65	$608,021.69	$241,512.96	0.74%
Nov-11	$577,438.28	$396,707.34	$180,730.94	0.75%
Dec-11	$818,383.28	$458,282.15	$360,101.13	0.77%
Jan-12	$928,008.48	$255,492.14	$672,516.34	0.82%
Feb-12	$491,761.56	$571,848.58	$(80,087.02)	0.81%
Mar-12	$789,082.81	$756,344.37	$32,738.44	0.81%
Apr-12	$552,628.65	$461,267.61	$91,361.04	0.82%
May-12	$597,436.02	$301,817.07	$295,618.95	0.84%
Jun-12	$299,337.16	$329,768.48	$(30,431.32)	0.84%
Jul-12	$374,960.76	$350,961.79	$23,998.97	0.84%
Aug-12	$453,175.25	$321,617.34	$131,557.91	0.85%
Sep-12	$455,584.57	$284,491.93	$171,092.64	0.86%
Oct-12	$527,788.29	$308,231.94	$219,556.35	0.87%
Nov-12	$299,615.02	$371,009.55	$(71,394.53)	0.87%
Dec-12	$423,434.23	$312,860.52	$110,573.71	0.88%
Jan-13	$313,571.37	$251,449.11	$62,122.26	0.88%
Feb-13	$336,093.58	$305,837.05	$30,256.53	0.88%
Mar-13	$216,936.83	$298,904.37	$(81,967.54)	0.88%
Apr-13	$253,187.98	$224,445.77	$28,742.21	0.88%
May-13	$171,707.93	$262,299.71	$(90,591.78)	0.87%
Jun-13	$213,548.28	$188,988.73	$24,559.55	0.87%
Jul-13	$176,256.55	$172,629.17	$3,627.38	0.87%
Aug-13	$225,273.46	$227,925.18	$(2,651.72)	0.87%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2011-1

Original Outstanding Principal Balance-$1,668,863,510.39

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Mar-11	$155,907.81	$—	$155,907.81	0.01%
Apr-11	$137,076.95	$42,735.95	$94,341.00	0.01%
May-11	$529,490.09	$23,944.76	$505,545.33	0.05%
Jun-11	$964,008.63	$214,296.22	$749,712.41	0.09%
Jul-11	$675,525.29	$383,648.52	$291,876.77	0.11%
Aug-11	$775,430.78	$401,706.23	$373,724.55	0.13%
Sep-11	$1,121,374.53	$370,263.58	$751,110.95	0.18%
Oct-11	$443,736.21	$300,392.97	$143,343.24	0.18%
Nov-11	$860,427.15	$402,475.55	$457,951.60	0.21%
Dec-11	$946,867.24	$500,471.43	$446,395.81	0.24%
Jan-12	$781,808.37	$457,456.26	$324,352.11	0.26%
Feb-12	$772,349.32	$413,593.89	$358,755.43	0.28%
Mar-12	$704,287.75	$388,577.93	$315,709.82	0.30%
Apr-12	$519,019.53	$381,297.50	$137,722.03	0.31%
May-12	$579,275.61	$532,064.65	$47,210.96	0.31%
Jun-12	$778,021.99	$248,509.65	$529,512.34	0.34%
Jul-12	$275,638.83	$236,573.20	$39,065.63	0.34%
Aug-12	$969,181.89	$297,088.59	$672,093.30	0.38%
Sep-12	$847,935.65	$238,680.53	$609,255.12	0.42%
Oct-12	$544,731.60	$590,809.12	$(46,077.52)	0.42%
Nov-12	$652,838.73	$463,387.43	$189,451.30	0.43%
Dec-12	$430,007.18	$314,629.92	$115,377.26	0.44%
Jan-13	$480,038.16	$266,554.02	$213,484.14	0.45%
Feb-13	$421,462.90	$306,091.72	$115,371.18	0.45%
Mar-13	$587,101.69	$356,804.25	$230,297.44	0.47%
Apr-13	$425,882.55	$290,637.24	$135,245.31	0.48%
May-13	$431,732.18	$236,511.88	$195,220.30	0.49%
Jun-13	$354,899.38	$262,450.12	$92,449.26	0.49%
Jul-13	$356,799.04	$253,886.54	$102,912.50	0.50%
Aug-13	$453,506.14	$225,443.55	$228,062.59	0.51%
Sep-13	$235,851.47	$171,451.14	$64,400.33	0.52%
Oct-13	$297,910.00	$173,600.89	$124,309.11	0.53%
Nov-13	$311,381.95	$179,784.02	$131,597.93	0.53%
Dec-13	$471,184.09	$112,231.99	$358,952.10	0.55%
Jan-14	$559,499.23	$221,880.38	$337,618.85	0.57%
Feb-14	$276,731.30	$230,564.90	$46,166.40	0.58%
Mar-14	$271,597.83	$216,060.56	$55,537.27	0.58%
Apr-14	$174,725.00	$56,041.35	$118,683.65	0.59%
May-14	$283,029.90	$254,598.97	$28,430.93	0.59%
Jun-14	$80,326.07	$134,658.21	$(54,332.14)	0.59%
Jul-14	$226,468.09	$144,258.94	$82,209.15	0.59%
Aug-14	$186,613.64	$190,027.01	$(3,413.37)	0.59%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2012-1

Original Outstanding Principal Balance-$1,351,498,765.89

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Jan-12	$366,744.98	$—	$366,744.98	0.02%
Feb-12	$90,840.10	$51,082.48	$39,757.62	0.03%
Mar-12	$505,759.92	$142,745.92	$363,014.00	0.06%
Apr-12	$284,437.10	$176,906.42	$107,530.68	0.06%
May-12	$365,862.79	$217,157.91	$148,704.88	0.08%
Jun-12	$321,986.83	$128,940.65	$193,046.18	0.09%
Jul-12	$349,042.34	$112,853.12	$236,189.22	0.11%
Aug-12	$615,352.16	$247,455.90	$367,896.26	0.13%
Sep-12	$549,483.74	$150,040.28	$399,443.46	0.16%
Oct-12	$691,191.12	$228,646.48	$462,544.64	0.20%
Nov-12	$522,169.60	$257,742.18	$264,427.42	0.22%
Dec-12	$605,910.51	$324,742.89	$281,167.62	0.24%
Jan-13	$519,755.58	$262,322.16	$257,433.42	0.26%
Feb-13	$804,026.66	$281,071.69	$522,954.97	0.30%
Mar-13	$633,306.06	$428,980.62	$204,325.44	0.31%
Apr-13	$520,377.08	$389,499.80	$130,877.28	0.32%
May-13	$428,476.85	$345,339.29	$83,137.56	0.33%
Jun-13	$372,291.05	$220,588.40	$151,702.65	0.34%
Jul-13	$592,320.34	$219,102.10	$373,218.24	0.37%
Aug-13	$406,780.28	$210,175.86	$196,604.42	0.38%
Sep-13	$494,738.16	$156,420.98	$338,317.18	0.41%
Oct-13	$489,606.45	$206,149.26	$283,457.19	0.43%
Nov-13	$617,191.68	$351,673.02	$265,518.66	0.45%
Dec-13	$654,649.17	$154,766.87	$499,882.30	0.48%
Jan-14	$431,198.00	$306,330.94	$124,867.06	0.49%
Feb-14	$353,413.07	$229,476.28	$123,936.79	0.50%
Mar-14	$155,120.66	$214,182.83	$(59,062.17)	0.50%
Apr-14	$345,510.69	$150,753.47	$194,757.22	0.51%
May-14	$364,988.04	$264,430.11	$100,557.93	0.52%
Jun-14	$292,377.49	$267,307.29	$25,070.20	0.52%
Jul-14	$313,837.48	$128,800.07	$185,037.41	0.54%
Aug-14	$379,886.51	$112,582.32	$267,304.19	0.55%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2012-2

Original Outstanding Principal Balance-$1,320,690,169.55

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Sep-12	$58,380.05	$—	$58,380.05	0.00%
Oct-12	$89,391.77	$468.46	$88,923.31	0.01%
Nov-12	$349,418.63	$28,403.81	$321,014.82	0.04%
Dec-12	$223,296.85	$57,782.01	$165,514.84	0.05%
Jan-13	$148,455.27	$118,755.36	$29,699.91	0.05%
Feb-13	$404,208.38	$160,301.08	$243,907.30	0.07%
Mar-13	$409,009.30	$148,160.13	$260,849.17	0.09%
Apr-13	$352,563.10	$173,395.99	$179,167.11	0.10%
May-13	$467,405.24	$182,176.57	$285,228.67	0.12%
Jun-13	$277,391.76	$255,003.44	$22,388.32	0.13%
Jul-13	$309,420.09	$89,938.18	$219,481.91	0.14%
Aug-13	$393,098.43	$255,571.04	$137,527.39	0.15%
Sep-13	$555,868.49	$190,427.09	$365,441.40	0.18%
Oct-13	$434,454.15	$181,537.31	$252,916.84	0.20%
Nov-13	$345,937.12	$266,304.21	$79,632.91	0.21%
Dec-13	$279,004.51	$166,896.77	$112,107.74	0.21%
Jan-14	$375,801.63	$202,667.28	$173,134.35	0.23%
Feb-14	$227,127.74	$166,052.98	$61,074.76	0.23%
Mar-14	$182,981.85	$183,396.56	$(414.71)	0.23%
Apr-14	$349,263.17	$98,716.79	$250,546.38	0.25%
May-14	$240,413.07	$189,293.66	$51,119.41	0.25%
Jun-14	$166,705.14	$113,154.42	$53,550.72	0.26%
Jul-14	$354,853.86	$81,354.33	$273,499.53	0.28%
Aug-14	$337,930.45	$103,713.83	$234,216.62	0.30%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2013-1

Original Outstanding Principal Balance-$1,321,370,744.97

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Feb-13	$39,400.92	$—	$39,400.92	0.00%
Mar-13	$149,046.09	$—	$149,046.09	0.01%
Apr-13	$371,191.15	$81,123.99	$290,067.16	0.04%
May-13	$348,336.00	$55,714.80	$292,621.20	0.06%
Jun-13	$442,322.24	$149,818.75	$292,503.49	0.08%
Jul-13	$217,706.70	$132,561.55	$85,145.15	0.09%
Aug-13	$427,619.22	$202,162.12	$225,457.10	0.10%
Sep-13	$326,922.40	$136,819.92	$190,102.48	0.12%
Oct-13	$475,679.48	$147,307.17	$328,372.31	0.14%
Nov-13	$458,537.23	$258,601.04	$199,936.19	0.16%
Dec-13	$529,479.11	$218,798.77	$310,680.34	0.18%
Jan-14	$634,345.59	$208,650.72	$425,694.87	0.21%
Feb-14	$763,234.21	$163,721.76	$599,512.45	0.26%
Mar-14	$353,961.10	$369,147.26	$(15,186.16)	0.26%
Apr-14	$404,177.19	$250,352.34	$153,824.85	0.27%
May-14	$531,252.15	$226,623.75	$304,628.40	0.29%
Jun-14	$202,795.58	$238,485.91	$(35,690.33)	0.29%
Jul-14	$418,522.20	$194,320.01	$224,202.19	0.31%
Aug-14	$526,192.85	$280,167.59	$246,025.26	0.33%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2013-2

Original Outstanding Principal Balance-$1,594,182,494.00

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Oct-13	$25,148.34	$—	$25,148.34	0.00%
Nov-13	$405,522.45	$139,256.09	$266,266.36	0.02%
Dec-13	$621,630.43	$14,149.43	$607,481.00	0.06%
Jan-14	$705,320.32	$169,039.65	$536,280.67	0.09%
Feb-14	$334,245.30	$195,116.22	$139,129.08	0.10%
Mar-14	$191,124.18	$384,674.26	$(193,550.08)	0.09%
Apr-14	$596,687.01	$46,087.85	$550,599.16	0.12%
May-14	$556,640.37	$217,491.99	$339,148.38	0.14%
Jun-14	$322,541.52	$265,411.47	$57,130.05	0.15%
Jul-14	$380,518.46	$227,818.36	$152,700.10	0.16%
Aug-14	$596,775.71	$250,172.87	$346,602.84	0.18%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2014-1

Original Outstanding Principal Balance-$1,334,566,845.00

	Aggregate Outstanding Principal Balance on Charged-off Receivables	Recoveries(1)	Net Charge-off	Cumulative Net Losses(2) as % Original Outstanding Principal Balance
Apr-14	$113,309.59	$11,969.91	$101,339.68	0.01%
May-14	$363,091.37	$44,846.18	$318,245.19	0.03%
Jun-14	$540,450.86	$78,295.08	$462,155.78	0.07%
Jul-14	$275,482.39	$101,131.46	$174,350.93	0.08%
Aug-14	$291,701.14	$192,745.19	$98,955.95	0.09%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Cumulative net losses generally represent the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

PROSPECTUS

Volkswagen Auto Loan Enhanced Trusts

Issuing Entities

Auto Loan Asset-Backed Notes

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes will represent obligations of the related issuing entity only and are not guaranteed by any person including Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. or any of their respective affiliates. Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset-backed notes in one or more series with one or more classes, and each issuing entity will own:

•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.

The Notes:

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2014

i

ii

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the receivables underlying your notes;

•	the credit enhancement and cash flow enhancement for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in this prospectus and in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

iii

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured by the assets of the related issuing entity. Your notes will not represent an interest in or obligation of VW Credit, the depositor or any of their respective affiliates. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement or cash flow enhancement for the notes. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement.	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The notes of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of notes and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of notes, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.	You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•   The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, the depositor or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the notes will be accelerated.

•   You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for one or more classes of notes of a series. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•   An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make principal payments on any notes of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of notes.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.

The servicer, as custodian of the receivables, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Furthermore, if the servicer, as custodian of the receivables, becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each Originator, either directly or through one or more other Originators, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, an Originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, an Originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Failure to comply with consumer protection laws could result in a loss.	Federal and state consumer protection laws impose requirements on retail loan contracts such as the receivables. The failure by the applicable originator to comply with these requirements may give rise to liabilities on the part of the issuing entity of a series of notes. Each applicable Originator will represent and warrant that each receivable complies with applicable law in all material respects. If that representation and warranty relating to any receivable for a series of notes proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, that originator will be required to repurchase the noncompliant receivable from the issuing entity. To the extent that the originator fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. If sufficient funds are not available to make both payments to obligors and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables —Consumer Protection Law” in this prospectus.

A depositor or sponsor bankruptcy could delay or limit payments to you.	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the receivables for your series of notes are owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from VW Credit to the depositor or from the depositor to the related issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. VW Credit will not treat the sale of receivables to the depositor as a sale for generally accepted accounting principle purposes, and this fact could make a court more likely to reach that conclusion than if such sale were treated as a sale by VW Credit for generally accepted accounting principle purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•   the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•   tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•   the fact that the issuing entity and the indenture trustee for your series of notes may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency” in this prospectus.

The Originators, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The Originators, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The Originators, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the Originators will and the depositor may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator or another entity may be required to repurchase that receivable. If that Originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “The Transaction Documents—Payments and Distributions on the Notes” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the notes of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes of that series in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors— Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, VW Credit, as the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of payments on receivables could increase the average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related notes.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of obligors’ payment obligations under other indebtedness incurred by the obligors. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The return on your notes could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty, including reservists or national guard members. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking Luxembourg S.A. or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking Luxembourg S.A. and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your notes. In the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent loans and therefore delinquencies and credit losses could increase. Similarly, if an Originator becomes unable to repurchase any receivables which do not comply with representations and warranties about the receivables made by that Originator in the related transfer agreement (for example, representations relating to the compliance of the receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity for any series of notes, if Volkswagen AG ceased to manufacture vehicles or support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties, such events may reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi vehicle repossessed following an obligor’s default under the related receivable.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of notes, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”), a Delaware limited liability company and a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the notes of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	the depositor’s right to all documents and information contained in the receivable files;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap or cap agreement and payments made by the counterparty under that interest rate swap or cap agreement;

•	an Originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	to the extent specified in the applicable prospectus supplement, some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Permitted Investments credited thereto (but excluding any investment income from Permitted Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap, or a guaranteed investment contract may also be a part of the property of any given issuing entity.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from Originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE OWNER TRUSTEE

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator of each issuing entity may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement;

•	the owner trustee becomes legally unable to act; or

•	the owner trustee becomes insolvent.

In any of these circumstances, the depositor and/or the administrator, as specified in the applicable prospectus supplement, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

The principal offices of the applicable issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

THE DEPOSITOR

The depositor, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC under the laws of the State of Delaware on August 9, 2002. Volkswagen Auto Lease Underwritten Funding LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on December 15, 2006. The principal offices of the depositor are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 and the telephone number is (703) 364-7000. The depositor was organized solely for the limited purposes of acquiring beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, acquiring motor vehicle loans and motor vehicle retail installment sale contracts and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles from VW Credit pursuant to purchase agreements, (ii) the depositor of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles pursuant to sale agreements, (iii) the purchaser of receivables from VW Credit pursuant to purchase agreements, (iv) the depositor of motor vehicle loans and motor vehicle retail installment sale contracts to securitization trusts pursuant to sale and servicing agreements, (v) the depositor that formed various securitization trusts pursuant to trust agreements and (vi) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, among other criteria, that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made by the related obligor;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	is not more than 30 days delinquent on the related cut-off date.

Each of receivables will be selected using selection procedures that were not known or intended by VW Credit or the servicer to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will reflect the outstanding principal balance of the receivable as of the cut-off date calculated under either the Scheduled Interest Method or the Simple Interest Method.

Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuing entity.

The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly owned direct subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen

Group of America is a direct wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.

The principal offices of VW Credit are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. Its telephone number is (703) 364-7000.

Underwriting Procedures

VW Credit’s underwriting standards emphasize the prospective obligor’s willingness and ability to repay the amounts when due on the contract, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois and Hillsboro, Oregon.

Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal and financial information.

Dealers submit applications together with information about the proposed terms of the retail installment sale contract to VW Credit through website based systems or by facsimile. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®* score, which is generated using statistical models created by Fair, Isaac & Company. The credit bureau score measures the likelihood an applicant will repay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.

VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

*	FICO® is a registered trademark of Fair, Isaac & Company

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. The model uses the VW Credit-derived credit score, the applicant’s credit bureau score, and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the application to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with VW Credit. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application, reject the application or forward the application for review by a VW Credit credit analyst with higher approval authority.

VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less creditworthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and lower permissible advance rates. VW Credit makes its final credit decision based upon the degree of credit risk with respect to each applicant.

VW Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Servicing and Collections

VW Credit will be hired by the issuing entity to act as servicer, unless some other servicer is specified in the applicable prospectus supplement. For a description of the servicer’s portfolio, see “The Receivables Pool—Delinquencies, Net Credit Loss and Repossession Experience” in the related prospectus supplement. The servicer will be one of the Originators or an affiliate of one of the Originators. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or specific duties to sub-contractors who are in the business of performing such duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

Pursuant to the sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary practices, using the degree of skill and attention that the servicer exercises with respect to all comparable retail motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The applicable prospectus supplement may include a description of more specific servicing requirements than the general and broad requirements set forth above.

Collection and Repossession Procedures

The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.

VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers an account delinquent if more than 25% of the scheduled monthly payment is past due. If a loan is between 5 and 20 days delinquent, VW Credit generally mails a notice to the purchaser and/or initiates telephone contact requesting payment. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 60 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.

VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Committee.

Extensions

VW Credit will grant extensions or deferments of retail installment sales contracts in accordance with its customary servicing procedures and the applicable sale and servicing agreement.

Servicing Experience

None of VW Credit’s term securitization transactions have experienced early amortizations, servicer defaults or events of default. Neither VW Credit nor any issuing entity can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

Insurance

Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the installment contract at the inception of the loan; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the installment contract or that VW Credit will continue to monitor insurance while the notes remain outstanding. The amount of insurance required by the loan contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage.

VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the loan on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related loan to the extent that the purchaser’s beneficiary chooses to do so.

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of notes, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Permitted Investments. Information regarding the subsequent receivables, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the Originators and the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “Description of the Transfer Agreements and the Administration Agreement—Optional Redemption” in the related prospectus supplement.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the issuing entity property as of the end of the preceding collection period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a noteholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

With respect to each issuing entity, the noteholders of record will receive monthly reports from the indenture trustee concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Notes—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of notes of a given series will be applied by the depositor (1) to purchase the receivables from the applicable Originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the notes. Any remaining amounts will be added to the depositor’s general funds and may be dividended to VW Credit, as the sole equity member of the depositor.

THE NOTES

A series may include one or more classes of notes. Each issuing entity will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summaries contained under “The Notes” in the applicable prospectus supplement, describe all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “—Definitive Notes” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of notes of a series. During the revolving period, all collections of principal otherwise allocated to the notes may be:

•	used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to noteholders; or

•	applied to those notes of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of notes which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other notes issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Notes

Each issuing entity will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Each class of notes offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants either directly or indirectly through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the depositor, indenture trustee or the administrator, as applicable, advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the indenture trustee, the depositor or the administrator, as applicable, are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

With respect to each series of notes, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

•	the amount of the distribution on or with respect to each class of the notes allocable to principal;

•	the amount of the distribution on or with respect to each class of the notes allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

•	the aggregate servicing fee paid to the servicer with respect to that collection period;

•	the amount of collections on the receivables for that collection period;

•	the amount of funds available for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.

Unless definitive notes are issued, DTC will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interest in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any notes of a series. Further, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors—The notes may not be a suitable investment for you”. In addition, because the notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the securities could limit your ability to resell your notes”.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the depositor will purchase receivables from the applicable Originator (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which an Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators. Prior to the issuance of a series of notes by the issuing entity, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the depositor or VW Credit, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of notes by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement or the related transfer agreements. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the notes representing the related notes.

Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable Originator will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and owner trustee or the indenture trustee, as applicable, for the benefit of holders of notes and, if applicable, any related enhancement provider, that each receivable sold and assigned to the depositor under that transfer agreement will satisfy the criteria set forth above under “The Receivables—The Receivables Pools.”

If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity, the noteholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the depositor under the transfer agreement. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the preceding sentence. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or any credit enhancement provider in the related receivable, then the depositor will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the depositor became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. Any such purchase by the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the noteholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related noteholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the receivables and amounts released from any reserve or spread account will be deposited for payment to the related noteholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Notes

With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your notes. If losses on receivables exceed the credit enhancement available, noteholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of notes will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include the following:

•	A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the notes would be returned to the depositor or other provider of the cash or deposit.

•	Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, and principal payments on the notes. The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the notes.

•	Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•	One or both of the following structural features: subordination that will cause more junior classes of notes to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of notes and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•	Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•	Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•	Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•	Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

•	Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of notes to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•	Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Notes—Statements to Noteholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the issuing entity, the noteholders or any applicable credit enhancement provider.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, it will purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the related sale and servicing agreement which materially and adversely affects the interests of the issuing entity, the noteholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the preceding sentence. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or any credit enhancement provider in the related receivable, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that purchase, the purchasing party will pay (or will cause to be paid ) the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the noteholders or the trustee for a breach by the servicer of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the noteholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the notes of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell charged-off receivables. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee, if any.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.

In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The sale and servicing agreements will also provide for delivery, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider, a report, regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the notes. The servicer will also give the related issuing entity, indenture trustee, administrator, each rating agency hired by the sponsor to rate the notes and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

Material Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and noteholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents and each indenture may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement, the related transaction documents and each indenture, the transaction documents and each indenture may be amended without the consent of the noteholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement at a price equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the outstanding principal amount of the notes plus accrued and unpaid interest thereon at the applicable interest rate. In no event will any noteholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any noteholder will be made only upon surrender and cancellation of the noteholder’s note at an office or agency of the trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and the Indenture Trustee

Each of the owner trustee and the indenture trustee, if applicable for any series of notes will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of notes, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.

Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

The Originators, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents—Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Annual Compliance Statement

Each issuing entity will be required to deliver annually to the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

Additional matters relating to the indenture trustee are described under “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in this prospectus and under “The Trustees” in the applicable prospectus supplement.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an Originator to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable Originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the applicable Originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

VW Credit typically takes physical possession of the signed original retail installment sales contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment contract is amended and the purchaser does not or is unable to take physical possession of the signed original amendment there is a risk that creditors of the selling dealer could have priority over the issuer’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each Originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If an Originator did not take the steps necessary to cause the security interest of that Originator to be perfected as described above until more than 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable Originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each receivables sale and servicing agreement that, as of the initial issuance of the notes of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an Originator’s repurchase obligations under the related transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (“Relief Act”), state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy and Insolvency

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of that Originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each Originator that is subject to the Bankruptcy Code and the depositor believe that, subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the Federal Deposit Insurance Corporation (the “FDIC”), the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as that Originator’s property or property of the conservatorship or receivership. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

On each closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if any Originator were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•	determine that the transfer of receivables pursuant to the applicable purchase agreement constitutes a sale of such receivables to the depositor by the applicable Originator, as opposed to a loan, such that (1) the receivables would not be property of such Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the servicer of collections on the receivables in accordance with the applicable transaction documents; and/or

•	not order substantive consolidation of the assets and liabilities of that Originator, on the one hand, and those of the depositor or the applicable issuing entity, on the other hand.

If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the depositor should be substantively consolidated or that the transfer of the receivables from that Originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an Originator is an insured depository institution subject to regulation by the FDIC and were to become insolvent, the Federal Deposit Insurance Act (the “FDIA”), as amended by the Financial Institutions

Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of such an Originator. The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that Originator, would not seek to treat the receivables and collections as that Originator’s property or property of the conservatorship or receivership of that Originator. We will indicate in the applicable prospectus supplement whether the transactions contemplated by this prospectus and the prospectus supplement will be structured so that the FDIC rule applies. We cannot assure you that a transfer of receivables by an Originator will comply with the rule. If a condition required by the FDIC rule were not satisfied, then the FDIC as conservator or receiver may not recognize the transfer of receivables by the Originator, and the transferee could be limited to seeking recovery based upon its security interest in the receivables.

To the extent that an Originator has granted a security interest in the receivables to a non-affiliated entity such as a trustee or an indenture trustee and that security interest was validly perfected before such Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of that Originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by that Originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of such Originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Originator as provided under the FDIA, delays in payments on the related notes and possible reductions in the amount of those payments could occur.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including VW Credit, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to VW Credit, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of VW Credit. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of VW Credit (1) the FDIC would have to be appointed as receiver for VW Credit under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of VW Credit.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of VW Credit or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to VW Credit, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of VW Credit or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which VW Credit or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of VW Credit’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving VW Credit or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, VW Credit believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and each sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to VW Credit, and the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If VW Credit or the depositor were placed in receivership under OLA, the FDIC could assert that VW Credit or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by VW Credit to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, the noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for VW Credit or a covered subsidiary the FDIC could:

•	require the applicable issuing entity, as assignee of VW Credit and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against VW Credit or a covered subsidiary (including the issuing entity);

•	repudiate VW Credit’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which VW Credit or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of VW Credit or any covered subsidiary or affect any contractual rights of VW Credit or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for VW Credit, the depositor or the applicable issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If VW Credit or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by VW Credit or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, a transfer of the receivables perfected by the filing of a Uniform Commercial Code financing statement against VW Credit, the depositor and the applicable issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistencies between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

Repurchase Obligation

Each Originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that Originator will be required under the applicable transaction documents to repurchase the affected receivables. VW Credit is, and the other Originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that Originator’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the related obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Consumer Financial Protection Bureau

The Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases. VW Credit is subject to the CFPB’s enforcement authority. The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. The CFPB recently issued a proposed rule with request for public comment defining which non-depository institutions would be considered larger participants of a market for automobile financing. Under the definitions included in the proposed rule, VW Credit would be considered a larger participant. If VW Credit is considered a larger participant under the final CFPB rule, VW Credit would become subject to the supervisory and examination authority of the CFPB. Expanded CFPB jurisdiction over VW Credit’s business would likely increase compliance costs and regulatory risks. The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders that permit automobile dealers to charge the consumer an interest rate that is higher than the rate the lender provides the dealer for a consumer. This increased rate is typically called a “dealer markup.” The CFPB has begun conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, we understand that the CFPB has also recently begun investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws, we or the sponsor could be obligated to repurchase from the issuing entity any receivable that fails to comply with law. In addition, we, the sponsor or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity. For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

VW Credit may also periodically perform reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies. Depending upon the results of these reviews and analyses or any regulatory agency actions, VW Credit or any other applicable originator may consider taking, or may be required to take, corrective actions, which could include reductions to the interest rates on the applicable automobile loans. Corrective actions could be taken by VW Credit without the occurrence of any violation of law. If VW Credit, as servicer, were to voluntarily reduce the interest rate on any automobile loan, it may be required under the applicable transaction documents to repurchase the affected receivables; however, under some circumstances the servicer would not be required under the applicable transaction documents to repurchase the affected receivables. See “The Transaction Documents—Purchase of Receivables by the Servicer” in this prospectus for a discussion of the purchase obligations of the servicer.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The classification of the issuer generally falls into one of three general categories:

•	The depositor, the servicer and the applicable certificateholder agree to treat the certificate representing interest in a trust as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax.

•	The depositor, the servicer and the applicable certificateholder may agree to treat the certificates or membership interests representing interests in a trust or limited liability company as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax.

•	With respect to certificates or membership interests, all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

If a Tax Trust, Tax Partnership or Tax Non-Entity were treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal

Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the

Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement on IRS Form W-8BEN or W-8BEN-E signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

FATCA. The foreign account tax compliance provisions of the Hiring Incentives to Restore Employment (“HIRE”) Act (such provisions commonly known as (“FATCA”) significantly change the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and other foreign entities. Such Foreign Persons must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors, and, in the case of certain foreign financial institutions, may be required to enter into agreements with the IRS or comply with an applicable intergovernmental agreement pursuant to which such foreign financial institution must gather and report certain information to the IRS or to the tax authority in its country of residence and withhold U.S. tax from certain payments made by it. Such Foreign Persons that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments, including interest and original issue discount, and on gross proceeds from the sale of any equity or debt instruments of U.S. issuers. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. No Tax Trust, Tax Partnership and Tax Non-Entity will pay additional amounts in respect of FATCA withholding tax. Accordingly, if a noteholder (or possibly an intermediary through which a noteholder holds its notes) is subject to FATCA withholding, a noteholder will receive significantly less than the amount that a noteholder would have otherwise received with respect to the notes. The withholding tax on gross proceeds from a disposition of equity or debt instruments of U.S. issuers will not be imposed with respect to payments made prior to January 1, 2017. It is suggested that prospective investors consult their own tax advisors regarding the possible implications of this legislation on their particular circumstances.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the notes, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to Title I of ERISA, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United

States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding or disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

The depositor may offer and sell the notes of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

If market conditions permit, the depositor may decide to increase the amount of notes being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of notes and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the notes are sold.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

In the underwriting agreement with respect to any given series of notes, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable Originator and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Permitted

Investments acquired from the underwriters or from the applicable Originator, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

RATINGS OF THE NOTES

Each class of notes specified as being offered by the applicable prospectus supplement will be initially rated by at least one nationally recognized statistical rating agency or organization at the request of VW Credit. The security ratings of the offered notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered notes. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency rating the offered notes. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO NOTEHOLDERS

Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001182534. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 or calling us at (703)  364-7000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Mayer Brown LLP, Chicago, Illinois.

GLOSSARY

“Closing Date” means, with respect to any series of notes, the date of initial issuance of that series of notes.

“collection period” means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuing entity, the class or classes of notes designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

“defaulted receivable” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch” means Fitch Ratings, Inc.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.

“Note Factor” means, with respect to any class of notes issued by an issuing entity, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of notes at the end of the month as a fraction of the original outstanding balance of that class of notes.

“Originators” means VW Credit or any of its affiliates that originate or acquire motor vehicle retail installment sale contracts and/or installment loans transferred to the depositor, as specified in the applicable prospectus supplement.

“Payment Date” means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a business day on the next succeeding business day).

“Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller— number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Tax Partnership” means a trust or limited liability company in which the depositor, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

INDEX OF PRINCIPAL TERMS

administration agreement	27
amortization period	23
Bankruptcy Code	44
benefit plan	57
Clearstream	24
Closing Date	62
Code	51
collection period	62
contribution agreement	27
Controlling Class	62
defaulted receivable	62
depositor	12
disqualified persons	57
Dodd-Frank Act	46
DTC	21
ERISA	57
Euroclear	24
event of default	36
Exchange Act	19
FDIA	45
FDIC	45
Financial Institution	62
FIRREA	46
Fitch	62
Foreign Person	62
FTC Rule	43
HDC Rule	44
Initial Certificateholder	53
Internal Revenue Code	37
IRS	51
Issuing Entity Accounts	62
issuing entity property	12
Moody’s	62
Net Pool Balance	62
Note Factor	62

OID	54
Originators	62
parties in interest	57
Payment Date	62
Permitted Investments	63
Pool Factor	63
Prepayment Assumption	63
prohibited transaction	57
PTCE	58
purchase agreement	26
receivables pool	15
Record Date	63
Regulation	58, 63
Relief Act	43
revolving period	23
sale and servicing agreement	27
sale and servicing agreements	27
Scheduled Interest Method	63
SEC	63
Securities Act	30
servicing agreement	27
Short-Term Note	63
Simple Interest Method	63
Simple Interest Receivables	63
Special Tax Counsel	64
Standard & Poor’s	64
Tax Non-Entity	53
Tax Partnership	53, 64
Tax Trust	53, 64
transfer agreement	26
transfer agreements	26
Volkswagen AG	16
Volkswagen Group of America	15
VW Credit	12

I-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Loan Enhanced Trust 2014-2

Issuing Entity

Class A-1 Notes	0.20000%	$199,000,000
Class A-2 Notes	0.53%	$325,000,000
Class A-3 Notes	0.95%	$369,000,000
Class A-4 Notes	1.39%	$107,000,000

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor, Originator and Servicer

P R O S P E C T U S

S U P P L E M E N T

Joint Bookrunners

Citigroup	Wells Fargo Securities

Co-Managers

BofA Merrill Lynch
Barclays
Deutsche Bank Securities
J.P. Morgan
Mizuho Securities

Until January 13, 2015, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.